Exhibit 2.1
CONTRIBUTION AGREEMENT
by and among
DINGESS-RUM PROPERTIES, INC.,
as Seller
and
NATURAL RESOURCE PARTNERS L.P.
and
WPP LLC,
as Buyer
December 19, 2006

TABLE OF CONTENTS

	ARTICLE 1
	DEFINITIONS AND INTERPRETATIONS

1.1	Definitions	1
1.2	Interpretations	1

	ARTICLE 2
	CONTRIBUTION OF ASSETS

2.1	Contribution	2
2.2	Excluded Assets	2
2.3	Consideration	3
2.4	The Closing	3
2.5	Effective Time	3
2.6	Deliveries at the Closing	3

	ARTICLE 3
	REPRESENTATIONS AND WARRANTIES OF DRPI

3.1	Representations as to DRPI and Transaction	5
3.2	Representations and Warranties Concerning the Assets	7

	ARTICLE 4
	REPRESENTATIONS AND WARRANTIES OF BUYER AND THE PARTNERSHIP

4.1	Representations and Warranties of Buyer and the Partnership	10

	ARTICLE 5
	COVENANTS

5.1	Conduct of Business.	13
5.2	Cooperation and Reasonable Efforts; DRPI Stockholder Approval	14
5.3	Possession and Retention of and Access to the Records	14
5.4	Restrictions on Transfer.	15
5.5	Transaction Units.	15

	ARTICLE 6
	CONDITIONS TO CLOSING

6.1	DRPI’s Conditions	17
6.2	Buyer’s and the Partnership’s Conditions	18

	ARTICLE 7
	TERMINATION

7.1	Termination at or Prior to Closing	18
7.2	Effect of Termination	19

	ARTICLE 8
	REMEDIES FOR BREACHES OF AGREEMENT

8.1	Survival of Representations, Warranties and Covenants	19
8.2	Indemnification Provisions for Benefit of Buyer and the Partnership.	20
8.3	Indemnification Provisions for Benefit of DRPI.	21
8.4	Determination of Adverse Consequences	22
8.5	Notice of Asserted Liability; Opportunity to Defend.	22

	ARTICLE 9
	TAX MATTERS

9.1	Cooperation on Tax Matters.	24
9.2	Certain Taxes	25
9.3	Audits	25
9.4	Control of Proceedings	25
9.5	Powers of Attorney	25
9.6	Remittance of Refunds	25
9.7	Allocation of Consideration	26
9.8	Closing Tax Certificate	26
9.9	Treatment of Assets	26

	ARTICLE 10
	MISCELLANEOUS

10.1	Insurance	26
10.2	Press Releases and Public Announcements	27
10.3	No Third Party Beneficiaries	27
10.4	Succession and Assignment	27
10.5	Counterparts	27
10.6	Notices	27
10.7	Personnel	28
10.8	Governing Law	28
10.9	Consent to Jurisdiction and Service of Process; Appointment of Agent for Service of Process	28
10.10	Waiver of Jury Trial	29
10.11	Entire Agreement	29
10.12	Severability	29
10.13	Transaction Expenses	30
10.14	Waiver	30
10.15	Drafting	30
10.16	Further Assurances	30

EXHIBITS

Exhibit A:	Definitions

Exhibit B:	Forms of Special Warranty Deeds

Exhibit C:	Form of Assignment and Assumption of Leases

Exhibit D:	Form of Bill of Sale (Records and Personal Property)

Exhibit E:	Form of Assignment and Assumption of Timber Management Agreement
SCHEDULES

Schedule 2.1(a)	Mineral and Surface Properties

Schedule 2.1(c)	Leases

Schedule 2.1(e)	Personal Property

Schedule 3.1(d)	DRPI’s Required Consents

Schedule 3.2(a)	Encumbrances

Schedule 3.2(b)	Adverse Claims

Schedule 3.2(d)	Litigation

Schedule 3.2(f)	Defaults Under Leases and Timber Management Agreement

Schedule 4.1(d)	Partnership’s and Buyer’s Required Consents

CONTRIBUTION AGREEMENT
     THIS CONTRIBUTION AGREEMENT (this “Agreement”) dated as of December 19, 2006 is by and among Dingess-Rum Properties, Inc., a West Virginia corporation (“DRPI”), Natural Resource Partners L.P., a Delaware limited partnership (“Partnership”), and WPP LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership (“Buyer”). DRPI, the Partnership and Buyer are sometimes referred to collectively herein as the “Parties” and individually as a “Party.”
RECITALS
     WHEREAS, prior to the date of this Agreement, D-R Stores, Inc., a West Virginia corporation and direct wholly owned subsidiary of DRPI (“D-R Stores”), merged (the “Merger”) with and into DRPI, with DRPI being the corporation surviving the Merger, in accordance with the West Virginia Business Corporation Act.
     WHEREAS, DRPI is the owner of the Assets; and DRPI desires to contribute to Buyer, and Buyer desires to acquire from DRPI, the Assets in exchange for the Transaction Units, subject to and in accordance with the terms and conditions of this Agreement.
     WHEREAS, the Parties intend that the contribution of the Assets by DRPI to Buyer in exchange for the Transaction Units shall be treated as a non-taxable exchange under Section 721 of the Code.
     NOW, THEREFORE, in consideration of the mutual promises contained herein, the benefits to be derived by each Party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE 1
DEFINITIONS AND INTERPRETATIONS
     1.1 Definitions. Unless otherwise provided to the contrary in this Agreement, capitalized terms in this Agreement shall have the meanings set forth in Exhibit A.
     1.2 Interpretations. Unless expressly provided for elsewhere in this Agreement, this Agreement shall be interpreted in accordance with the following provisions:
          (a) Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.
          (b) If a word or phrase is defined, its other grammatical forms have a corresponding meaning.
          (c) The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. All references in this Agreement to articles, sections or subdivisions hereof shall refer to the corresponding article, section or subdivision hereof of this Agreement unless specific reference is made to such articles, sections, or subdivisions of another document or instrument.
          (d) A reference to any agreement or document (including a reference to this Agreement) is to the agreement or document as amended, varied, supplemented, novated or replaced, except to the extent prohibited by this Agreement or that other agreement or document. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.
          (e) A reference to legislation or to a provision of legislation includes a modification or reenactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.
          (f) The word “including” shall mean including without limitation.
          (g) The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part of this Agreement.
ARTICLE 2
CONTRIBUTION OF ASSETS
     2.1 Contribution. Subject to the terms and conditions of this Agreement, DRPI agrees to contribute to Buyer, and Buyer agrees to acquire from DRPI, all of DRPI’s right, title and interest in the following (collectively, the “Assets”):
          (a) the Mineral Properties;
          (b) the Surface Properties;
          (c) the Leases;
          (d) the Timber Management Agreement;
          (e) the Records; and
          (f) the Personal Property.
     2.2 Excluded Assets. It is specifically agreed that DRPI is not contributing and Buyer is not acquiring the following assets, all of which shall be deemed excluded from the definition of “Assets” (“Excluded Assets”):
     (a) Any cash, accounts receivable, notes receivable or cash equivalents of DRPI attributable to the Assets and relating to the period prior to the Effective Time (whether or not received after the Effective Time);

     (b) Any oil, gas and other hydrocarbons, including coal-bed methane, and any substances necessarily produced in association with such oil, gas and other hydrocarbons; and
     (c) Any right to use DRPI’s names, marks or insignia, or to use the name of any subsidiary or Affiliate of DRPI.
It is the intention of DRPI and Buyer that coal shall be the dominant estate with respect to the Assets and the exercise of oil and gas, surface and other rights retained by DRPI shall not unreasonably interfere with the operations relating to the mining, production, treatment, transportation of coal or other use of the Assets by Buyer.
     2.3 Consideration. The aggregate consideration for the Assets shall be the Transaction Units (the “Consideration”). In exchange for the contribution of the Assets by DRPI to Buyer, the Partnership agrees to issue and deliver to DRPI at Closing certificates representing the Transaction Units, which units will be duly issued, fully paid and free of any liens, claims or encumbrances (other than restrictions on transfer arising under this Agreement or under federal or state securities laws), and such delivery shall constitute receipt by DRPI of the Consideration. Immediately upon receipt of the Transaction Units, DRPI shall accede to the Partnership Agreement as a limited partner of the Partnership.
     2.4 The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on the third business day after the DRPI Stockholder Approval has been obtained, or at such other time agreed by DRPI and Buyer (the “Closing Date”), and at such place as agreed by DRPI and Buyer. All of the deliveries of documents that are contemplated by this Agreement to be made at the Closing shall be delivered to the applicable Party or Parties by (i) in person delivery, (ii) overnight courier service for delivery on the Closing Date or (iii) if delivery by overnight courier service on the Closing Date is not practicable, then by facsimile on the Closing Date, with original executed documents delivered on the next succeeding business day. Any documents to be delivered to a Party on the Closing Date will be delivered and held in escrow until the Parties communicate via telephone to confirm delivery of all documents and consummation of all other actions contemplated by this Article 2.
     2.5 Effective Time. The transactions contemplated by this Agreement shall be effective for accounting, reporting and financial purposes as of 12:01 a.m. on January 1, 2007 (the “Effective Time”). Partnership and Buyer agree to treat the exchange of Assets for Transaction Units as a non-taxable exchange under Section 721 of the Code and will file all tax returns and tax information reports consistent with such treatment.
     2.6 Deliveries at the Closing. At the Closing:
          (a) DRPI will:
               (i) execute and deliver to Buyer special warranty deeds in substantially the forms attached as Exhibit B, conveying to Buyer the Mineral Properties and related mining rights and the Surface Properties, together with any transfer Tax declarations required by applicable Law;

               (ii) execute and deliver to Buyer the Assignment and Assumption of Leases in substantially the form attached as Exhibit C (the “Assignment and Assumption of Leases”);
               (iii) execute and deliver to Buyer the Bill of Sale in substantially the form of Exhibit D (the “Bill of Sale”), together with certificates of title with respect to any motor vehicles duly completed by DRPI, transferring to Buyer title to the Records and Personal Property;
               (iv) execute and deliver to Buyer the Assignment and Assumption of Timber Management Agreement in substantially the form attached as Exhibit E (the “Assignment and Assumption of Timber Management Agreement”);
               (v) deliver to Buyer possession of the Assets, other than any Records that are not physically located in any of the buildings that are part of the Surface Properties, possession of which shall be delivered to Buyer in accordance with Section 5.3;
               (vi) deliver to Buyer (A) a certificate executed by the appropriate officers of DRPI certifying the satisfaction by DRPI of the conditions specified in Section 6.2(a) and Section 6.2(b) of this Agreement, (B) a certificate executed by the secretary of DRPI certifying as to the truthfulness, completeness and accuracy of attached copies of resolutions of the board of directors of DRPI authorizing this Agreement and the transactions contemplated hereby and the DRPI Stockholder Approval, and (C) an incumbency certificate in customary form evidencing the authority of the officers of DRPI executing this Agreement and the other Transaction Documents delivered pursuant to this Agreement on behalf of DRPI;
               (vii) deliver to Buyer the certificate required by Section 9.8 hereof; and
               (viii) deliver to Buyer copies of DRPI’s Required Consents, which shall be on terms reasonably acceptable to Buyer;
          (b) Buyer will:
               (i) execute and deliver to DRPI the Assignment and Assumption of Leases;
               (ii) execute and deliver to DRPI the Assignment and Assumption of Timber Management Agreement;
               (iii) execute and deliver to DRPI the Bill of Sale; and
               (iv) deliver to DRPI (A) a certificate executed by the appropriate officers of each of Buyer and the Partnership certifying the satisfaction by Buyer and the Partnership of the conditions specified in Section 6.1(a) and Section 6.1(b) of this Agreement, (B) a certificate executed by the secretary of each of Buyer and the Partnership certifying as to the truthfulness, completeness and accuracy of attached copies of resolutions of the appropriate boards of directors on behalf of each of Buyer and the Partnership authorizing this Agreement and the transactions contemplated hereby by Buyer and the Partnership, and (C) an incumbency certificate in customary form evidencing the authority of the officers of each of Buyer and the Partnership executing this Agreement and the other Transaction Documents delivered pursuant to this Agreement on behalf of Buyer and the Partnership; and
          (c) The Partnership will:
               (i) issue to DRPI the Transaction Units, which securities shall be issued on original issue and evidenced by a certificate duly executed and delivered by or on behalf of the Partnership; and
               (ii) deliver to DRPI copies of the Partnership’s and Buyer’s Required Consents, which shall be on terms reasonably acceptable to DRPI.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF DRPI
     3.1 Representations as to DRPI and Transaction. DRPI hereby represents and warrants to Buyer and the Partnership as follows:
          (a) Organization of DRPI. DRPI is a corporation duly incorporated, validly existing, and in good standing under the Laws of the State of West Virginia.
          (b) Authorization of Transaction. DRPI has full corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which DRPI is a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transaction Documents to which DRPI is a party and the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite action, corporate and otherwise, on the part of DRPI, other than the DRPI Stockholder Approval, which is a condition to Closing. This Agreement has been duly executed and delivered on behalf of DRPI and, at the Closing, all other Transaction Documents required hereunder to be executed and delivered by DRPI shall have been duly executed and delivered by DRPI. This Agreement and the other Transaction Documents to which DRPI is a party constitute the valid and legally binding obligations of DRPI enforceable against DRPI in accordance with their respective terms and conditions, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Prior to the date of this Agreement, D-R Stores merged with and into DRPI, with DRPI being the surviving corporation, and the Merger has become effective, in each case in accordance with the West Virginia Business Corporation Act and the Organizational Documents of D-R Stores and DRPI.
          (c) Noncontravention. Neither the execution and delivery of this Agreement or any of the other Transaction Documents to which DRPI is a party, nor the consummation of the transactions contemplated hereby or thereby by DRPI, will (i) violate or conflict with any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which DRPI or any of the Assets of DRPI is subject or any provision of DRPI’s Organizational Documents or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which DRPI is a party or by which DRPI or any of its assets (including the Assets) is subject or bound, except where the violation, conflict, breach, default, right to accelerate, terminate, modify or cancel or failure to give notice could not reasonably be expected to have a Material Adverse Effect on DRPI.
          (d) Consents. Other than the DRPI Stockholder Approval, which is a condition to Closing, DRPI is not required to give notice to, make any filing with, or obtain any authorization, consent, or approval of any Person or Governmental Authority for DRPI to execute and deliver this Agreement and the other Transaction Documents to which DRPI is a party or to consummate the transactions contemplated hereby or thereby, other than those that have been given, made or obtained as of the date of this Agreement or that will be obtained by DRPI in the ordinary course of business, all as are set forth in Schedule 3.1(d) (“DRPI’s Required Consents”).
          (e) Brokers’ Fees. Neither DRPI nor any of its Affiliates has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, including any for which Buyer could become liable or obligated, except for any fees to be paid to Bovaro Partners, LLC, which fees will be paid by DRPI.
          (f) Solvency. As of the date of this Agreement, and after consummation of the transactions contemplated by this Agreement, DRPI is not, and will not be, insolvent or unable to pay its debts nor has it, or will it have, made a general assignment with or for the benefit of its creditors, and no proceeding under any bankruptcy, insolvency or reorganization Law has been, or will have been, commenced by or with respect to DRPI.
          (g) Investor Status.
               (i) The Transaction Units are being acquired by DRPI for investment purposes only, for DRPI’s own account and not as nominee or agent for any other person or entity, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act.
               (ii) DRPI has such expertise, knowledge and sophistication in financial and business matters generally that it is capable of evaluating, and has evaluated, the merits and economic risks of its investment in the Partnership and the suitability of the Transaction Units as investments.
               (iii) In connection with the acquisition of the Transaction Units, DRPI has had the opportunity to ask questions of and receive answers from the officers, employees and representatives of the Partnership concerning the Partnership and to obtain such additional information about the Partnership as DRPI deems necessary for an evaluation thereof. The investment decision of DRPI to acquire the Transaction Units has been based solely upon the evaluation made by DRPI of the Partnership. In evaluating the suitability of an investment in the Partnership, DRPI has not been furnished and has not relied upon any representations or other information (whether oral or written) other than as contained in the representations and warranties of the Partnership and Buyer in this Agreement and information in the instruments referred to in Section 3.1(g)(iv); provided that DRPI’s investigation and evaluation shall not affect DRPI’s ability to rely on the representations and warranties of the Partnership and Buyer contained herein.
               (iv) DRPI acknowledges that it has received, sufficiently in advance of this Agreement as DRPI deems necessary to evaluate an investment in the Transaction Units, a copy of each of the Partnership SEC Documents, and has been informed that copies of Exhibits to each of the Partnership SEC Documents will be made available to DRPI upon its written request.
               (v) DRPI is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act.
               (vi) DRPI acknowledges that the Transaction Units have not been offered or sold by means of any form of general solicitation or general advertising or by means of publicly disseminated advertisements or sales literature.
          (h) Status of Transaction Units; Disposition.
               (i) DRPI acknowledges that no registration statement relating to the Transaction Units has been filed under the Securities Act or any state securities law and that, consequently, the Transaction Units are “restricted securities” within the meaning of Rule 144 under the Securities Act, may not be sold, pledged, hypothecated or otherwise transferred (and, therefore, must be held by DRPI) unless the Transaction Units subsequently are registered under the Securities Act and such state laws or unless an exemption from such registration requirements is available, subject to Section 5.4(b).
               (ii) Neither DRPI nor anyone acting on its behalf has offered or sold or will offer or sell any of the Transaction Units by means of any form of general solicitation or general advertising or has taken or will take any action that would constitute a distribution of the Transaction Units under the Securities Act, would render the disposition of the Transaction Units a violation of Section 5 of the Securities Act or any state or other applicable securities law, or would require registration or qualification pursuant thereto.
     3.2 Representations and Warranties Concerning the Assets. DRPI hereby represents and warrants to Buyer and the Partnership as follows:
          (a) Title to the Assets. The Assets are free and clear of all Encumbrances, except for (i) Permitted Encumbrances, (ii) Encumbrances that could not reasonably be expected to have a Material Adverse Effect and (iii) those Encumbrances listed and described in Schedule 3.2(a). Schedule 2.1(a) contains, to the Knowledge of DRPI, a complete listing of all material Mineral Properties and Surface Properties, and Schedule 2.1(c) contains, to the Knowledge of DRPI, a complete listing of all material Leases. Schedules 2.1(a) and 2.1(c) are, to the Knowledge of DRPI, true and accurate in all material respects.
          (b) No Adverse Claims. To DRPI’s Knowledge, there are no adverse claims to any of the Assets except for (i) Permitted Encumbrances, (ii) those claims which could not reasonably be expected to have a Material Adverse Effect on DRPI or the Assets, and (iii) those claims listed and described in Schedule 3.2(b). There are no eminent domain, zoning or condemnation proceedings pending, or to DRPI’s Knowledge, threatened against any of the Assets except such proceedings that could not reasonably be expected to have a Material Adverse Effect on DRPI or the Assets.
          (c) Tax Matters. Except as could not reasonably be expected to have a Material Adverse Effect on DRPI:
               (i) There is no dispute or claim concerning any Tax liability with respect to the Assets claimed or raised in writing and delivered to DRPI on or before the Closing Date by any Governmental Authority.
               (ii) There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Returns required to be filed on or before the Closing Date by or with respect to the Assets or for which Buyer or the Partnership may be responsible.
               (iii) DRPI has filed all Tax Returns with respect to the Assets of DRPI that were required to be filed on or before the Closing Date and such Tax Returns (with respect to such Assets) are accurate in all material respects. All Taxes shown as due with respect to the Assets on any such Tax Returns have been paid.
               (iv) No special assessments for improvements are outstanding with respect to the Assets.
          (d) Litigation. Except as set forth in Schedule 3.2(d), none of the Assets (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is the subject of any pending, or to DRPI’s Knowledge, threatened claim or demand by notice of violation or liability from, or action, suit, proceeding, hearing or investigation of, in, or before, any Person or Governmental Authority, except where any of the foregoing could not reasonably be expected to have a Material Adverse Effect on DRPI or the Assets.
          (e) Environmental Matters.
               (i) With respect to the Assets, to DRPI’s Knowledge, DRPI and each lessee of DRPI is in compliance with all applicable federal, state and local Laws (including common law) relating to the protection of the environment as in effect on or before the date of this Agreement, including the Surface Mining Control and Reclamation Act of 1977, 30 U.S.C. section 1201 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. section 9601, et seq. (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. section 6901, et seq., the Clean Air Act, as amended, 42 U.S.C. section 7401, et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. section 1251, et seq., and the Oil Pollution Act of 1990, 33 U.S.C. section 2701, et seq. and the statutes, regulations, rules and orders of all agencies responsible for supervision and enforcement of environmental and mining laws of West Virginia (collectively, the “Environmental Laws” and individually an “Environmental Law”), except for such instances of noncompliance that could not reasonably be expected to have a Material Adverse Effect on DRPI or the Assets.
               (ii) Except as could not reasonably be expected to have a Material Adverse Effect on DRPI or the Assets, to DRPI’s Knowledge, DRPI has not incurred and has not received notice of, any claims, liabilities, losses, costs, damages or expenses (including attorneys’ fees) with respect to the Assets arising under any Environmental Laws.
               (iii) Except as could not be reasonably expected to have a Material Adverse Effect on DRPI, (A) there are no pending or, to DRPI’s Knowledge, threatened claims, demands, notices of violation or liability, actions, suits, proceedings, hearings or investigations against DRPI with respect to the Assets under any Environmental Laws, and (B) none of the Assets is subject to any outstanding injunction, judgment, order, decree, ruling or charge under any Environmental Laws.
               (iv) DRPI has not received any notice that DRPI or its predecessors in title with respect to the Assets is or may be a potentially responsible party under CERCLA or any analogous state law in connection with any site actually or allegedly containing or used for the treatment, storage or disposal of Hazardous Substances.
               (v) Each representation and warranty contained in this Section 3.2(e) is true and correct as of the date of this Agreement and, as of the Closing Date, will be true and correct except as to any matters to the contrary that are described in the Phase I report described in Section 6.2(e).
          (f) Leases and Timber Management Agreement. Except as set forth in Schedule 3.2(f), the Leases and the Timber Management Agreement are in full force and effect, and DRPI has performed all material obligations required to be performed by it under such Leases and the Timber Management Agreement and is not in default under any obligation of such Leases or the Timber Management Agreement. DRPI has no Knowledge of any default by any counterparty to a Lease or the Timber Management Agreement.
          (g) Compliance with Law. DRPI has not itself conducted active mining operations in the area where the Assets are located but DRPI has permitted active mining operations and other physical operations to be conducted in such area pursuant to the Leases and the Timber Management Agreement. To DRPI’s Knowledge, DRPI has complied in all material respects with all applicable Laws respecting its ownership of the Assets.
          (h) Licenses and Permits. To DRPI’s Knowledge, DRPI has obtained all permits, licenses, franchises, authorizations, consents, and approvals, and has made all filings and notifications and maintained all information, documentation and records, required of DRPI under applicable Laws including Environmental Laws with respect to the Assets, and to DRPI’s Knowledge, all such permits, licenses, franchises, authorizations, consents, approvals, filings and notifications are in full force and effect, except for such matters that could not reasonably be expected to have a Material Adverse Effect on DRPI or the Assets.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF BUYER AND THE PARTNERSHIP
     4.1 Representations and Warranties of Buyer and the Partnership. Buyer and the Partnership hereby jointly and severally represent and warrant to DRPI as follows:
          (a) Organization. Each of Buyer and the Partnership is a limited liability company or limited partnership, as applicable, duly organized, validly existing, and in good standing under the Laws of the State of Delaware. Buyer is a disregarded entity, for U.S. federal income tax purposes, whose sole indirect owner is the Partnership. The Partnership is treated as a partnership, and not as an association taxable as a corporation, for U.S. federal income tax purposes.
          (b) Authorization of Transaction. Each of Buyer and the Partnership has full limited liability company or limited partnership, as applicable, power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transaction Documents to which Buyer or the Partnership, as applicable, is a party and the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite action, limited liability company, limited partnership and otherwise, on the part of Buyer and the Partnership. This Agreement has been duly executed and delivered on behalf of each of Buyer and the Partnership and, at the Closing, all other Transaction Documents required hereunder to be executed and delivered by Buyer or the Partnership, as applicable, shall have been duly executed and delivered by Buyer or the Partnership, as applicable. This Agreement and the other Transaction Documents to which Buyer or the Partnership, as applicable, is a party constitute the valid and legally binding obligations of Buyer or the Partnership, as applicable, enforceable against Buyer or the Partnership, as applicable, in accordance with their respective terms and conditions, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
          (c) Noncontravention. Assuming the Partnership’s and Buyer’s Required Consents have been given, made or obtained, neither the execution and delivery of this Agreement or any of the other Transaction Documents to which Buyer or the Partnership is a party, nor the consummation of the transactions contemplated hereby or thereby by Buyer or the Partnership, will (i) violate or conflict with any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which Buyer or the Partnership is subject or any provision of Buyer’s or the Partnership’s Organizational Documents or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer or the Partnership is a party or by which Buyer or the Partnership or any of their respective assets is subject or bound, except where the violation, conflict, breach, default, right to accelerate, terminate, modify or cancel or failure to give notice would not have a Material Adverse Effect on the Partnership or Buyer.

          (d) Consents. Other than (i) such filings and/or notices as may be required under the Securities Act or the Exchange Act; (ii) filings with the NYSE; and (iii) such filings and approvals as may be required by any applicable state securities or “blue sky” laws, which will be made prior to the Closing (other than any that are customarily made after the closing of transactions of this type), neither Buyer nor the Partnership is required to give notice to, make any filing with, or obtain any authorization, consent, or approval of any Person or Governmental Authority for such Party to execute and deliver this Agreement and the other Transaction Documents to which such Party is a party or to consummate the transactions contemplated hereby or thereby, other than those that have been given, made or obtained as of the date of this Agreement and are set forth in Schedule 4.1(d) (the “Partnership’s and Buyer’s Required Consents”).
          (e) Brokers’ Fees. None of Buyer, the Partnership or any of their respective Affiliates has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, including any for which DRPI could become liable or obligated.
          (f) Solvency. As of the date of this Agreement, and after consummation of the transactions contemplated by this Agreement, neither Buyer nor the Partnership is insolvent or unable to pay its debts and neither the Buyer nor the Partnership has made a general assignment with or for the benefit of its creditors, and no proceeding under any bankruptcy, insolvency or reorganization Law has been commenced by or with respect to Buyer or the Partnership.
          (g) Capital Structure of the Partnership. As of the date of this Agreement, the authorized Equity Interest of the Partnership is as set forth in the Partnership Agreement. At the close of business on December 15, 2006: (i) 19,663,715 Common Units were issued and outstanding; (ii) 5,676,817 Subordinated Units were issued and outstanding; (iii) the General Partner held 2% of the total partnership interest in the Partnership; (iv) no Common Units were subject to issuance under outstanding awards, or reserved for issuance pursuant to awards that may be granted, under the Partnership Long-Term Incentive Plan; (v) no Voting Debt of the Partnership was issued and outstanding; and (vii) the Incentive Distribution Rights were held by the General Partner and the limited partners of the General Partner. Except as expressly set forth in this Agreement, the other Transaction Documents or the Partnership SEC Documents, as of the date of this Agreement, there are outstanding: (A) no Equity Interests or Equity Interest Equivalents, Voting Debt or other voting securities of the Partnership; (B) no securities of the Partnership or any subsidiary of the Partnership convertible into or exchangeable for shares of Equity Interests or Equity Interest Equivalents, Voting Debt or other voting securities of the Partnership or any subsidiary of the Partnership; and (C) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which the Partnership or any subsidiary of the Partnership is a party or by which it is bound in any case obligating the Partnership or any subsidiary of the Partnership to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of Equity Interests or Equity Interest Equivalents or any Voting Debt or other voting securities of the Partnership or of any subsidiary of the Partnership or obligating the Partnership or any subsidiary of the Partnership to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

          (h) SEC Documents. The Partnership has made available to DRPI a true and complete copy of each of the Partnership SEC Documents and exhibits to each of the Partnership SEC Documents. The Partnership SEC Documents include all the documents (other than preliminary material) that the Partnership was required to file under the Exchange Act with the SEC since December 31, 2005. As of their respective dates, the Partnership SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder applicable to such Partnership SEC Documents, and none of the Partnership SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Partnership included in the Partnership SEC Documents were prepared from the books and records of the Partnership and its subsidiaries, complied in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which is material) the consolidated financial position of the Partnership and its consolidated subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of the Partnership and its consolidated subsidiaries for the periods presented therein.
          (i) Transaction Units Validly Issued. The Transaction Units, and the limited partner interests represented thereby, when issued by the Partnership upon delivery of the Assets to Buyer, will have been duly and validly authorized and issued, free of any preemptive or similar rights, and will be fully paid and nonassessable (except as such non-assessability may be affected by Section 17-607 of the Delaware Limited Partnership Act). DRPI shall be admitted as a limited partner of the Partnership upon the issuance of the Transaction Units to DRPI and shall be entitled to all of the rights and protections of a limited partner under the Delaware Limited Partnership Act and the provisions of the Partnership Agreement, with the same rights, preferences, and privileges as all other holders of Common Units.
          (j) Offering. Subject in part to the truth and accuracy of DRPI’s representations set forth in Section 3.1 of this Agreement, the offer, sale and issuance of the Transaction Units contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and the qualification or registration requirements of the Law or other applicable blue sky laws.
          (k) Litigation. There is no action, suit, or proceeding, pending or known to be threatened, against or affecting either Buyer or the Partnership in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which (i) in any manner raises any question affecting the validity or enforceability of this Agreement, (ii) could materially and adversely affect the business, financial position, or results of operations of the Partnership, (iii) could materially and adversely affect the ability of the Buyer or the Partnership to perform its obligations hereunder, or under any document to be delivered pursuant hereto.

          (l) Partnership Agreement. The Partnership Agreement of the Partnership is in force and effect as of the date hereof and, except as set forth in the Partnership SEC Documents, a true and accurate copy of such agreement as amended to date has been provided to DRPI.
ARTICLE 5
COVENANTS
     5.1 Conduct of Business.
          (a) DRPI covenants and agrees that until the earlier of the Closing or the termination of this Agreement, or unless Buyer otherwise agrees in writing, DRPI shall:
               (i) operate in the usual and ordinary course of business consistent with past practice;
               (ii) use commercially reasonable efforts to (A) preserve substantially intact its business organization, (B) maintain its rights, privileges and immunities, (C) retain the services of its key employees (subject to work force requirements) and (D) maintain its relationships with its customers and suppliers;
               (iii) use commercially reasonable efforts consistent with past practice to maintain and to keep the Assets in good repair and condition, except ordinary wear, tear and use consistent with the terms and conditions of the Leases and the Timber Management Agreement, and if there is any material casualty loss or damage to any Assets prior to Closing, DRPI shall consult with Buyer regarding the replacement or repair of such Asset;
               (iv) use commercially reasonable efforts to keep in full force and effect insurance applicable to the Assets comparable in amount and scope of coverage to that currently maintained; and
               (v) (1) keep and maintain accurate books, records and accounts with respect to the Assets; (2) pay or accrue all Taxes, assessments and other governmental charges imposed upon any of the Assets when due and before any penalty or interest accrues thereon, except for any Taxes the validity of which is being contested in good faith by appropriate legal proceedings and for which adequate reserves have been set aside; (3) accrue and pay when due and payable all wages and other compensation incurred with respect to all of its employees and consultants; and (4) comply in all material respects with the requirements of all applicable Laws, obtain or take all actions with relevant Governmental Authorities necessary in the operation of its business, and comply and enforce (in all material respects) the provisions of all contracts and agreements to which it is a party.
          (b) Except pursuant to the terms of this Agreement, or unless Buyer otherwise agrees in writing from and after the execution of this Agreement and until the earlier of the Closing or the termination of this Agreement, DRPI shall not sell, transfer, assign, convey, dividend, distribute or otherwise dispose of, or create or grant any Encumbrance with respect to, the Assets or take any of the following actions:

               (i) adopt any amendments to its Organizational Documents;
               (ii) (1) make any change in its methods of accounting for the Assets in effect on the date hereof, (2) make or revoke any Tax election made by DRPI or change (or make a request to change) its Tax accounting methods, policies, or procedures, except as may be required by Law, (3) settle or compromise any material proceeding relating to Taxes with respect to any of the Assets or (4) revalue any Asset;
               (iii) amend, modify, cancel, waive, assign any rights or obligations under or otherwise change in any respect any of the Leases or the Timber Management Agreement;
               (iv) enter into or assume any contract or agreement with respect to any of the Assets, except in the Ordinary Course of Business of DRPI;
               (v) engage in any practice or take any action that could reasonably be expected to cause or result in, or permit by inaction, any of the representations and warranties contained in Article 3 to become untrue without providing prior written notice to Buyer; or
               (vi) agree in writing or otherwise to do any of the foregoing.
          (c) Between the date of this Agreement and the Closing, Partnership will (a) conduct the business of the Partnership only in the Ordinary Course of Business, and (b) use its commercially reasonable efforts to preserve intact the current business organization of the Partnership, keep available the services of the current officers, employees and agents of the Partnership, and maintain relations and goodwill with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with the Partnership.
     5.2 Cooperation and Reasonable Efforts; DRPI Stockholder Approval. The Parties agree to cooperate with each other and to use commercially reasonable efforts to cause all of the conditions precedent to Closing to be satisfied as promptly as practicable. Without limiting the foregoing, DRPI agrees promptly after the date of this Agreement to take all action necessary in accordance with applicable Law and its Organizational Documents to duly call, give notice of, convene and hold a special meeting of stockholders to be held as soon as practicable after the date of this Agreement for the purpose of obtaining the DRPI Stockholder Approval; provided however that DRPI may obtain the DRPI Stockholder Approval by written consent in lieu of a special meeting in accordance with applicable Law and its Organizational Documents and provided, further, that DRPI, though its board of directors, shall recommend to its stockholders the approval of this Agreement and the consummation of the transactions contemplated hereby and use its commercially reasonable efforts to solicit and obtain such approval. In addition, in case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefore under Article 8).
     5.3 Possession and Retention of and Access to the Records. On the Closing Date, Buyer will take possession of all Records located in the buildings that are part of the Surface

Properties. DRPI agrees to deliver to or at the direction of Buyer all other Records that are not located in such buildings within thirty (30) calendar days after the Closing Date. Buyer agrees (a) to hold the Records and not to destroy or dispose of any portion thereof for a period of eight years from the Closing Date or such longer period as may be required by Law, provided that at any time after such period, if it desires to destroy or dispose of such Records, it will first offer in writing at least 60 days before such destruction or disposition to surrender them to DRPI and if DRPI or its successors or assigns do not accept such offer within 60 days after receipt of such offer, Buyer may take such action, and (b) following the Closing Date, to afford DRPI and its successors and assigns and any of their employees, accountants, and counsel, at DRPI’s own expense, during normal business hours, upon reasonable request, full access to the Records and to Buyer’s employees; provided that such access will not be construed to require the disclosure of Records that would cause the waiver of any attorney-client, work product or like privilege; and provided, further, that in the event of any litigation nothing herein shall limit any Party’s rights of discovery under applicable Law. Nothing herein shall impose any liability upon Buyer or the Partnership in the event of destruction or loss of any Records as a result of casualty.
     5.4 Restrictions on Transfer.
          (a) Until the earlier to occur of (i) the eighth anniversary of the Closing Date and (ii) the first date on which DRPI no longer holds any Transaction Units, the Partnership and Buyer shall not, and shall cause their respective Affiliates not to, sell, transfer, convey, assign or otherwise dispose of, directly or indirectly, any of the Assets or any membership interest in Buyer to a third Person or in any transaction that is not treated as non-taxable for U.S. federal income tax purposes without the prior written consent of DRPI.
          (b) Until the second anniversary of the Closing Date, DRPI shall not sell, transfer, convey, assign, pledge, hypothecate, exchange, dividend, distribute or otherwise dispose of, directly or indirectly, any or all of the Transaction Units to any Person or Persons without the prior written consent of Buyer. DRPI shall promptly notify Buyer upon any sale, transfer, conveyance, assignment, dividend, distribution or other disposition, directly or indirectly, by DRPI of any Transaction Units.
     5.5 Transaction Units.
          (a) Subject to Section 5.4.(b), DRPI agrees that the Transaction Units shall not be offered for sale, sold, transferred, conveyed, assigned, pledged, hypothecated, exchanged, dividended, distributed or otherwise disposed of unless the offer and sale is registered under the Securities Act and applicable state securities laws or an exemption from such registration is available and complied with, and that, unless so registered, no sale, transfer, conveyance, assignment, pledge, hypothecation, exchange, dividend, distribution or other disposition, or offer thereof, of the Transaction Units can be made unless the Partnership receives an opinion in form and substance satisfactory to it in its reasonable discretion from a nationally recognized law firm, such as Baker & McKenzie LLP, that registration is not required under the Securities Act or any applicable state securities laws; provided, however, that the Partnership may in its sole discretion waive the requirement of a legal opinion.
          (b) DRPI acknowledges the following:

               (i) The following legend may be placed on the certificates representing the Transaction Units:
THE UNITS (THE “UNITS”) EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT DISTRIBUTE, OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER (INDIVIDUALLY AND COLLECTIVELY, A “TRANSFER”) THE UNITS EVIDENCED HEREBY, EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT SUCH AS THE EXEMPTION SET FORTH IN RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE). IF THE PROPOSED TRANSFER IS TO BE MADE OTHER THAN PURSUANT TO CLAUSE (A) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE ISSUER AND THE TRANSFER AGENT SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY STATE OR FOREIGN SECURITIES LAW.
THE UNITS ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THAT CERTAIN CONTRIBUTION AGREEMENT DATED AS OF DECEMBER 19, 2006. A COPY OF SUCH AGREEMENT HAS BEEN FILED, AND IS AVAILABLE FOR REVIEW BY THE RECORD HOLDER OF THIS CERTIFICATE, AT THE PRINCIPAL OFFICE OF THE ISSUER.
Subject to Section 5.4(b), the legend set forth above may (and will, upon the request of DRPI) be removed if and when the Transaction Units represented by such certificate are disposed of pursuant to an effective registration statement under the Securities Act, the opinion of counsel referred to above has been provided to the Partnership, or, in the opinion of counsel to the Partnership, the same are no longer required under the applicable requirements of such securities laws. The unit certificates shall also bear any additional legends required by applicable federal or state securities laws, which legends may (and will, upon the request of DRPI) be removed when, in the opinion of counsel to the Partnership, the same are no longer required under the applicable requirements of such securities laws.
               (ii) Stop transfer instructions have been or will be placed with respect to the Transaction Units so as to restrict the distribution, resale, pledge, hypothecation or other transfer thereof.

               (iii) The legend and stop transfer instructions described in subparagraphs (i) and (ii) above will be replaced with respect to any new certificate issued upon presentment by the undersigned of a certificate for transfer.
          (c) DRPI is aware that the Partnership has relied on the representations and warranties of DRPI set forth in Section 3.1(g) and Section 3.1(h) and on the covenants of DRPI set forth in Section 3.1(h) and this Section 5.5 in determining that an exemption from registration under the Securities Act, applicable state securities laws and the rules promulgated thereunder is available for the issuance of the Transaction Units by the Partnership to DRPI, and that, but for such representations and covenants, no issuance of the Transaction Units would be made by the Partnership to DRPI pursuant to this Agreement.
ARTICLE 6
CONDITIONS TO CLOSING
     6.1 DRPI’s Conditions. The obligation of DRPI to close the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions, any of which may be waived by DRPI in its sole discretion:
          (a) The representations and warranties of the Partnership and Buyer contained in Article 4 of this Agreement shall be true and correct in all material respects (provided, however, that any such representation or warranty that is qualified by a materiality standard or a Material Adverse Effect qualification shall not be further qualified by materiality for purposes of this Section 6.1(a)) on and as of the Closing Date as if made on and as of such date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date.
          (b) Each of the Partnership and Buyer shall have performed in all material respects the obligations, covenants and agreements of it contained herein and in the other Transaction Documents to which it is a party and required to be performed by it before Closing.
          (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction that restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement shall be effective as of the Closing.
          (d) Buyer shall have delivered the items required to be delivered by Buyer pursuant to Section 2.6(b) and the Partnership shall have delivered the items required to be delivered by the Partnership pursuant to Section 2.6(c).
          (e) The Transaction Units shall have been approved for listing on the NYSE, subject to official notice of issuance.
          (f) The DRPI Stockholder Approval shall have been obtained.

     6.2 Buyer’s and the Partnership’s Conditions. The obligation of Buyer and the Partnership to close the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions, any of which may be waived by Buyer in its sole discretion:
          (a) The representations and warranties of DRPI, as applicable, in Article 3 shall be true and correct in all material respects (provided, however, that any such representation or warranty that is qualified by a materiality standard or a Material Adverse Effect qualification shall not be further qualified by materiality for purposes of this Section 6.2(a)) on and as of the Closing Date as if made on and as of such date, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true or correct in all material respects as of such specified date.
          (b) DRPI shall have performed, in all material respects, its obligations, covenants and agreements contained herein and in the other Transaction Documents and required to be performed by it before Closing.
          (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction that restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement shall be effective as of the Closing.
          (d) The DRPI Stockholder Approval shall have been obtained.
          (e) Buyer shall have received from its environmental consultants a Phase I report with respect to the Assets, which report is satisfactory to Buyer.
          (f) DRPI shall have delivered the items required to be delivered by them pursuant to Section 2.6(a).
ARTICLE 7
TERMINATION
     7.1 Termination at or Prior to Closing. This Agreement may be terminated prior to Closing and the transactions contemplated hereby abandoned as follows:
          (a) DRPI and Buyer may elect to terminate this Agreement at any time prior to the Closing by mutual written consent;
          (b) By either Buyer or DRPI by written notice to such other Party to terminate this Agreement if the DRPI Stockholder Approval shall not have been obtained on or before January 26, 2007;
          (c) DRPI may by written notice to Buyer terminate this Agreement at any time prior to the Closing if the Partnership or Buyer shall have breached any representations, warranties or covenants of the Partnership or Buyer herein contained in a manner such that the conditions to Closing contained in Section 6.1(a) and 6.1(b) could not reasonably be expected to be satisfied;

          (d) Buyer may by written notice to DRPI terminate this Agreement at any time prior to the Closing if DRPI shall have breached any representations, warranties or covenants of DRPI herein contained in a manner such that the conditions to Closing contained in Section 6.2(a) and 6.2(b) could not reasonably be expected to be satisfied;
          (e) By either Buyer or DRPI if any Governmental Authority of competent jurisdiction has issued a nonappealable final judgment or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement;
          (f) By either Buyer or DRPI, if the Closing has not occurred (other than through the failure of such Party to comply fully with its obligations under this Agreement) on or before January 31, 2007;
          (g) Buyer may by written notice to DRPI terminate this Agreement upon the occurrence of an event or other occurrence that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on DRPI; and
          (h) DRPI may by written notice to Buyer terminate this Agreement upon the occurrence of an event or other occurrence that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Partnership or Buyer.
     Notwithstanding anything in the foregoing to the contrary, a Party that is in material breach of any provision of this Agreement shall not be entitled to terminate this Agreement except, in the case of a material breach by DRPI, with the consent of Buyer, or in the case of a material breach by the Partnership or Buyer, with the consent of DRPI.
     7.2 Effect of Termination. If the Closing does not occur as a result of a Party exercising its right to terminate pursuant to Section 7.1, then no Party shall have any further rights or obligations under this Agreement, except that nothing herein shall relieve a Party from any liability for any breach of this Agreement, and the provisions of this Section 7.2 and Section 10.13 and the Confidentiality Agreement shall survive any termination of this Agreement.
ARTICLE 8
REMEDIES FOR BREACHES OF AGREEMENT
     8.1 Survival of Representations, Warranties and Covenants. The representations and warranties of DRPI contained in Article 3 or in any other Transaction Document delivered by DRPI pursuant hereto shall survive the Closing under this Agreement for a period of two years after the Closing Date except for those in Section 3.2(c) which shall survive until 60 days after the expiration of all applicable statutes of limitation and those in Section 3.1(a), Section 3.1(b), Section 3.1(e), Section 3.1(g), Section 3.1(h) and Section 3.2(a) which shall survive indefinitely. The representations and warranties of Buyer and the Partnership contained in Article 4 or in any other Transaction Document delivered by Buyer or the Partnership pursuant hereto shall survive the Closing for a period of two years after the Closing Date other than those in Section 4.1(a), Section 4.1(b), Section 4.1(e), Section 4.1(f), Section 4.1(g), Section 4.1(i), Section 4.1(j) and Section 4.1(l), which shall survive indefinitely. The covenants contained in this Agreement or the other Transaction Documents to be performed after the

Closing shall survive the Closing indefinitely. The right to make claims for indemnification or reimbursement based upon any covenant to be performed or completed after the Closing Date will survive the Closing for a period of five years or until 60 days after the expiration of the term of such covenant, whichever is later.
     8.2 Indemnification Provisions for Benefit of Buyer and the Partnership.
          (a) DRPI shall indemnify and hold Buyer Indemnitees harmless from and against any and all Adverse Consequences whatsoever arising out of or resulting from:
               (i) Any breach of a warranty or representation by DRPI contained herein (other than those set forth in Section 3.1(a), Section 3.1(b), Section 3.1(e), Section 3.1(g), Section 3.1(h) or Section 3.2(a) of this Agreement) or in any other Transaction Document to the extent that and only to the extent that (A) there is an applicable survival period pursuant to Section 8.1 with respect to such warranty or representation; and (B) Buyer makes a written claim for indemnification against DRPI pursuant to Section 10.6 within such survival period;
               (ii) Any breach of a warranty or representation by DRPI set forth in Section 3.1(a), Section 3.1(b), Section 3.1(e), Section 3.1(g), Section 3.1(h) or Section 3.2(a) of this Agreement or the nonperformance by DRPI of any covenant or obligation to be performed by DRPI hereunder, other than with respect to Adverse Consequences arising as a result of a breach by the Buyer or Partnership of any warranty, representation, covenant or obligation contained herein or in any other Transaction Document;
               (iii) Any liability or claim arising out of the ownership, conduct or operation of the Assets prior to the Closing other than with respect to Adverse Consequences arising as a result of a breach by the Buyer or Partnership of any warranty, representation, covenant or obligation contained herein or in any other Transaction Document; and
               (iv) Any claim which may be asserted against Buyer or any of the Assets by any third party or any of DRPI’s current or former employees, independent contractors, their employees, or agents with respect to liabilities incurred by or on DRPI’s behalf prior to the Closing, whether covered by a collective bargaining agreement or not, including labor costs, severance pay, pension benefits, employee benefits, workers’ compensation, vacation and holiday benefits, sick pay, multiemployer withdrawal liability, any and all employee benefits, and any other costs associated therewith.
          (b) Limitations of Indemnification. The following limitations shall apply with regard to DRPI’s obligations to indemnify Buyer Indemnitees pursuant to this Section 8.2:
               (i) DRPI and its Affiliates’ aggregate liability under Section 8.2(a)(i) of this Agreement shall not exceed $20,000,000 (the “Liability Cap”). The limitations on the indemnification obligations set forth in the prior sentence resulting from fraud or willful misconduct by DRPI or its Affiliates shall not exceed the fair market value of the Transaction Units on the Closing Date.
               (ii) DRPI and its Affiliates’ will have no liability under Section 8.2(a)(i) of this Agreement unless and until the aggregate Adverse Consequences for which

Buyer Indemnitees are entitled to recover under Section 8.2(a)(i) of this Agreement exceed $1,000,000 (the “Threshold Amount”); provided, however, once such amount exceeds the Threshold Amount, Buyer Indemnitees will be entitled to recover all amounts to which they are entitled in excess of the Threshold Amount, subject to the limitations set forth in (i) above.
               (iii) Each of Buyer and the Partnership acknowledges and agrees that the indemnification provisions in this Article 8 shall be the exclusive remedies of Buyer Indemnitees with respect to the transactions contemplated by this Agreement.
               (iv) Any claim that may be brought under Section 8.2(a) (other than clause (i)) regardless of whether it may also be brought under Section 8.2(a)(i) shall not be subject to any limitation specified in Section 8.2(b)(i) or Section 8.2(b)(ii).
     8.3 Indemnification Provisions for Benefit of DRPI.
          (a) Buyer and the Partnership shall jointly and severally indemnify and hold DRPI Indemnitees harmless from and against all Adverse Consequences whatsoever arising out of or resulting from:
               (i) Any breach of a warranty or representation by Buyer or the Partnership contained herein (other than those set forth in Section 4.1(a), Section 4.1(b), Section 4.1(e), Section 4.1(f), Section 4.1(g), Section 4.1(i), Section 4.1(j), and Section 4.1(l) of this Agreement) or in any other Transaction Document to the extent that and only to the extent that (A) there is an applicable survival period pursuant to Section 8.1 with respect to such warranty or representation; and (B) DRPI makes a written claim for indemnification against Buyer pursuant to Section 10.6 within such survival period;
               (ii) Any breach of a warranty or representation of Buyer or the Partnership set forth in Section 4.1(a), Section 4.1(b), Section 4.1(e), Section 4.1(f), Section 4.1(g), Section 4.1(i), Section 4.1(j) and Section 4.1(l) of this Agreement or the nonperformance by Buyer or the Partnership of any covenant or obligation to be performed by Buyer or the Partnership hereunder, other than with respect to Adverse Consequences arising as a result of a breach by DRPI of any warranty, representation, covenant or obligation contained herein or in any other Transaction Documents; and
               (iii) Any liability arising out of the ownership, conduct or operation of the Assets from and after the Closing other than with respect to Adverse Consequences arising as a result of a breach by DRPI of any warranty, representation, covenant or obligation contained herein or in any other Transaction Documents.
          (b) Limitations of Indemnification. The following limitations shall apply with regard to Buyer’s and the Partnership’s obligations to indemnify DRPI Indemnitees pursuant to this Section 8.3:
               (i) Buyer’s, the Partnership’s and their respective Affiliates’ aggregate liability under Section 8.3(a)(i) of this Agreement shall not exceed the Liability Cap. The limitations on the indemnification obligations set forth in the prior sentence resulting from fraud or willful misconduct by Buyer or the Partnership or any of their respective Affiliates shall not exceed the fair market value of the Transaction Units on the Closing Date.
               (ii) Buyer, the Partnership and their respective Affiliates will have no liability under Section 8.3(a)(i) of this Agreement unless and until the aggregate Adverse Consequences for which DRPI Indemnitees are entitled to recover under Section 8.3(a)(i) of this Agreement exceed the Threshold Amount; provided, however, once such amount exceeds the Threshold Amount, DRPI Indemnitees will be entitled to recover all amounts to which they are entitled in excess of the Threshold Amount, subject to the limitations set forth in (i) above.
               (iii) DRPI acknowledges and agrees that the indemnification provisions in this Article 8 shall be the exclusive remedies of the DRPI Indemnitees with respect to the transactions contemplated by this Agreement.
               (iv) Any claim that may be brought under Section 8.3(a) (other than clause (i)) regardless of whether it may also be brought under Section 8.3(a)(i) shall not be subject to any limitation under Section 8.3(b)(i) or Section 8.3(b)(ii).
     8.4 Determination of Adverse Consequences. Notwithstanding anything to the contrary in this Agreement:
          (a) DRPI may not assert, and DRPI shall be deemed to have waived in full, any claim with respect to a breach of a representation, warranty, covenant or agreement contained herein if, to DRPI’s Knowledge, such breach existed prior to the Closing Date but such Party nevertheless proceeded with the Closing;
          (b) Neither the Partnership nor Buyer may assert, and each shall be deemed to have waived in full, any claim with respect to a breach of a representation, warranty, covenant or agreement contained herein if, to Buyer’s Knowledge or Partnership’s Knowledge, such breach existed prior to the Closing Date but such Party nevertheless proceeded with the Closing;
          (c) The provisions of this Article 8 shall apply in such a manner as not to give duplicative effect to any item of adjustment; and
          (d) The amount of Adverse Consequences required to be paid pursuant to this Article 8 shall be reduced to the extent of any Tax benefits actually realized, or insurance proceeds directly or indirectly received by the Indemnified Party. An Indemnified Party (as herein defined) shall take all reasonable steps to mitigate damages in respect of any claim for which it is seeking indemnification and shall use reasonable efforts to avoid any costs or expenses associated with such claim and, if such costs and expenses cannot be avoided, to minimize the amount thereof.
     8.5 Notice of Asserted Liability; Opportunity to Defend.
          (a) All claims for indemnification hereunder shall be asserted and handled pursuant to this Section 8.5. Any Person claiming indemnification hereunder is referred to herein as the “Indemnified Party” and any Person against whom such claims are asserted hereunder is referred to herein as the “Indemnifying Party.”

          (b) If any claim is asserted against, or any Adverse Consequence is sought to be collected from, an Indemnifying Party, the Indemnified Party shall with reasonable promptness (and in any event prior to the expiration of the relevant survival period set forth in Section 8.1) provide to the Indemnifying Party a Claim Notice. The failure to notify the Indemnifying Party shall not relieve it of any liability that it may have to any Indemnified Party with respect to such claim or Adverse Consequence except to the extent the Indemnifying Party shall have been materially prejudiced by such failure or to the extent the Claim Notice was provided after the expiration of the relevant survival period set forth in Section 8.1.
          (c) The Indemnifying Party shall have 30 days from receipt of the Claim Notice (the “Notice Period”) to notify the Indemnified Party in writing (i) whether or not the Indemnifying Party disputes the liability to the Indemnified Party hereunder with respect to the claim or Adverse Consequence, (ii) in any case in which Adverse Consequences are asserted against or sought to be collected from an Indemnifying Party by an Indemnified Party, whether or not the Indemnifying Party desires at its own sole cost and expense to attempt to remedy such Adverse Consequences or (iii) in any case in which claims are asserted against or sought to be collected from an Indemnified Party by a third Person (“Third Person Claim”), whether or not the Indemnifying Party desires at its own sole cost and expense to defend the Indemnified Party against such Third Person Claim.
          (d) If the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against a Third Person Claim, the Indemnifying Party shall have the right to defend all appropriate proceedings with counsel of its own choosing (but reasonably satisfactory to the Indemnified Party) and such proceedings shall be diligently prosecuted by it to settlement or a final conclusion. If the Indemnified Party desires to participate in any such defense or settlement, other than at the request of the Indemnifying Party, it may do so at its sole cost and expense. If the Indemnified Party joins in defending in any such Third Person Claim, the Indemnifying Party shall have full authority to determine all action to be taken with respect thereto. If the Indemnifying Party elects not to defend the Indemnified Party against a Third Person Claim or does not provide an answer within the Notice Period, the Indemnified Party shall be entitled to assume the defense of all appropriate proceedings related thereto with counsel of its choosing. If a proceeding is asserted against both the Indemnifying Party and the Indemnified Party and there are one or more defenses available to the Indemnified Party that are not available to the Indemnifying Party or there is a conflict of interest that renders it inappropriate for the same counsel to represent both the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be responsible for paying for separate counsel for the Indemnified Party; provided, however, that, if there is more than one Indemnified Party, the Indemnifying Party shall not be responsible for paying for more than one separate firm of attorneys (in addition to local counsel) to represent the Indemnified Parties, regardless of the number of Indemnified Parties. No compromise or settlement of any proceeding or Third Person Claim may be effected by the Indemnifying Party without the Indemnified Party’s written consent, which consent shall not be unreasonably withheld, unless the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and such settlement includes the granting by each claimant or plaintiff to each Indemnified Party of an unconditional release from all liability in respect of such Third Person Claim and the related proceeding, in which case the Indemnifying Party may compromise or settle such proceeding without the Indemnified Party’s consent.

          (e) If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel, at the cost and expense (it being understood that nominal internal costs and expenses and reasonable time expenditures of internal staff shall not be charged) of the Indemnifying Party, in contesting any Third Person Claim, in making any counterclaim against the third Person asserting the Third Person Claim or in making any cross complaint against any Person.
          (f) The costs and expenses of an Indemnified Party, including the fees, costs and expenses of its separate counsel, experts (including expert witnesses), consultants and any other representatives engaged by it, incurred in connection with the defense and settlement or final resolution of any Third Person Claim as to which such Indemnified Party has the right to control shall be treated as “Adverse Consequences” for all purposes hereunder.
          (g) If any claim for indemnification hereunder involves the completion of environmental site assessment, remediation or other response actions under any Environmental Laws, the Indemnifying Party shall have the right to defend all appropriate proceedings and determine the scope of any such assessment, remediation and response actions as authorized under any Environmental Laws. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party in furtherance of such assessment, remediation and response actions, including providing all approvals and authorizations required to allow the Indemnifying Party to utilize site use restrictions, engineered barriers and other institutional controls consistent with applicable Environmental Laws in satisfying such indemnification obligations.
ARTICLE 9
TAX MATTERS
     9.1 Cooperation on Tax Matters.
          (a) The Partnership, Buyer and DRPI shall cooperate fully, as and to the extent reasonably requested by the other, in connection with the filing of Tax Returns and any audit, litigation or other administrative or judicial proceeding relating to liability for Taxes and shall make their employees available on a mutually convenient basis to provide additional information and explanation of any materials related to Taxes. The Partnership, Buyer and DRPI shall (i) retain all books and records that are in its possession with respect to Tax matters pertinent to the Assets relating to any whole or partial taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Partnership, Buyer or DRPI, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, the Partnership, Buyer or DRPI, as the case may be, shall allow the requesting party to take possession of such books and records.
          (b) The Partnership, Buyer and DRPI further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed upon the Assets (including, but not limited to, with respect to the transactions contemplated hereby).
     9.2 Certain Taxes. DRPI shall pay, and indemnify and hold harmless the Buyer Indemnitees for any applicable transfer, recording, documentary, sales, use, stamp, registration taxes or other transaction taxes, duties or similar charges payable in connection with the transfer of Assets solely from DRPI to Buyer contemplated hereby, whether or not such taxes are imposed upon DRPI, the Partnership or Buyer by Law.
     9.3 Audits. DRPI, Buyer and the Partnership shall provide prompt written notice to the others of any pending or threatened Tax audit, assessment or proceeding that it becomes aware of related to the Assets for whole or partial periods for which it may be indemnified by any other party hereunder or for which any other party may be responsible. Such notice shall contain factual information (to the extent known) describing the asserted Tax liability in reasonable detail and shall be accompanied by copies of any notice or other document received from any Tax authority in respect of any such matters. If an Indemnified Party has knowledge of an asserted Tax liability with respect to a matter for which it may be indemnified hereunder and such party fails to give the Indemnifying Party prompt notice of such asserted Tax liability, then (a) if the Indemnifying Party is precluded by the failure to give prompt notice from contesting the asserted Tax liability in any forum, the Indemnifying Party shall have no obligation to indemnify the Indemnified Party for any Taxes arising out of such asserted Tax liability, and (b) if the Indemnifying Party is not so precluded from contesting, but such failure to give prompt notice results in a detriment to the Indemnifying Party, then any amount which the Indemnifying Party is otherwise required to pay the Indemnified Party pursuant to this Section shall be reduced by the amount of such detriment, provided, the Indemnified Party shall nevertheless be entitled to full indemnification hereunder to the extent, and only to the extent, that such party can establish that the Indemnifying Party was not prejudiced by such failure. This Section 9.3 shall control the procedure for Tax indemnification matters to the extent it is inconsistent with any other provision of this Agreement.
     9.4 Control of Proceedings. The Party responsible for the Tax under this Agreement shall control audits and disputes related to such Taxes (including action taken to pay, compromise or settle such Taxes). Reasonable out of pocket expenses with respect to such contests shall be borne by DRPI, on the one hand, and Buyer, on the other hand, in proportion to their responsibility for such Taxes as set forth in this Agreement. Except as otherwise provided by this Agreement, the non-controlling Party shall be afforded a reasonable opportunity to participate in such proceedings at its own expense.
     9.5 Powers of Attorney. Buyer and the Partnership shall provide DRPI and its Affiliates with such powers of attorney or other authorizing documentation as are reasonably necessary to empower them to execute and file Tax Returns they are responsible for hereunder, file refund and equivalent claims for Taxes they are responsible for, and contest, settle, and resolve any audits and disputes that they have control over under Section 9.4 (including any refund claims which turn into audits or disputes).
     9.6 Remittance of Refunds. If Buyer or any Affiliate of Buyer receives a refund of any Taxes attributable to a Pre-Closing Tax Period that DRPI is responsible for hereunder, or if

DRPI or any Affiliate of DRPI receives a refund of any Taxes attributable to a Post-Closing Tax Period that Buyer is responsible for hereunder, the Party receiving such refund shall, within 15 days after receipt of such refund, remit it (net of all out-of-pocket expenses reasonably incurred to obtain such refund) to the party who has responsibility for such Taxes hereunder. For the purpose of this Section 9.6, the term “refund” shall include a reduction in Tax and the use of an overpayment as a credit or other tax offset, and receipt of a refund shall occur upon the filing of a return or an adjustment thereto using such reduction, overpayment or offset or upon the receipt of cash.
     9.7 Allocation of Consideration. Prior to Closing, DRPI and Buyer shall use commercially reasonable efforts to agree upon the allocation of the Consideration among the Assets for all purposes (including Tax and financial accounting purposes). Buyer, DRPI and their applicable respective Affiliates will file all Tax Returns (including amended Tax Returns and claims for refund) and information reports in a manner consistent with such agreed upon allocation.
     9.8 Closing Tax Certificate. At the Closing, DRPI shall deliver to Buyer a certificate signed under penalties of perjury (i) stating that it is not a foreign corporation, foreign partnership, foreign trust or foreign estate, (ii) providing its U.S. Employer Identification Number and (iii) providing its address, all pursuant to Section 1445 of the Code.
     9.9 Treatment of Assets. On and after the Effective Date, the Partnership and Buyer agree to treat the Assets contributed by DRPI as producing income that qualifies for long-term capital gain treatment under Section 631(c) of the Code.
ARTICLE 10
MISCELLANEOUS
     10.1 Insurance. Each of the Partnership and Buyer acknowledges and agrees that, following the Closing, the Insurance Policies of DRPI and its Affiliates may be terminated or modified to exclude coverage of all or any portion of the Assets by DRPI or its Affiliates and, as a result, Buyer acknowledges that the Assets will not be insured by DRPI. Buyer further acknowledges that DRPI only maintained such insurance policies (including self insurance and deductible levels) that it deemed necessary in its sole discretion or that were required by Law. Notwithstanding this Section 10.1, if any claims are made or losses occur prior to the Closing Date that relate solely to the Assets and such claims, or the claims associated with such losses, properly may be made against the policies retained by DRPI or its Affiliates pursuant to Section 10.1 or under policies otherwise retained by DRPI or its Affiliates after the Closing, then, subject to any limitations under the Insurance Policies (including time restrictions on “claims made” policies), DRPI shall use its reasonable commercial efforts so that Buyer can file, notice, and otherwise continue to pursue these claims pursuant to the terms of such policies; however nothing in this Agreement shall require DRPI to maintain or to refrain from asserting claims against or exhausting any retained policies and DRPI shall not be required to proceed against any direct or indirect self-insured primary insurance programs or policies of, or maintained by DRPI or any of its Affiliates, including arrangements with carriers for claims administration service under cost-plus reimbursement agreements, assumed retention, deductible or retrospective rating plans or other plans or arrangements to the extent that risk of loss thereunder is ultimately assumed or paid by DRPI.
     10.2 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided that a Party may make any public disclosure it believes in good faith is required by applicable Law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing Party will advise the other Parties before making the disclosure).
     10.3 No Third Party Beneficiaries. Except as otherwise specifically provided in this Agreement, nothing in this Agreement shall confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.
     10.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided, however, that each of Buyer and the Partnership may assign this Agreement and any of its rights, interests and obligations hereunder to Affiliates with the prior written consent of DRPI, which will not be unreasonably withheld, conditioned or delayed.
     10.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together will constitute one and the same instrument.
     10.6 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given one business day after it is sent by overnight expedited courier or two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Buyer or the Partnership:	With copy to:
WPP LLC	WPP LLC
c/o Natural Resource Partners L.P.	c/o Natural Resource Partners L.P.
P.O. Box 2827	Suite 3600
Huntington, WV 25727-2827	601 Jefferson Street
Attn: Nick Carter	Houston, TX 77002
Tel: (304) 522-5757	Attn: Wyatt Hogan
Fax: (304) 522 5401	Tel: (713) 751-7516
Fax: (713) 751-7563

If to DRPI:	With a copy to:
Dingess-Rum Properties, Inc.	Campbell Woods, PLLC
405 Capitol Street, Suite 701	517 Ninth Street, Suite 1000
Charleston, WV 25301	Huntington, West Virginia 25719-1836
Attn: J. Hornor Davis, IV	Attn: Roy Layman
Fax: (304) 414-2336	Fax: (304) 529-1832
Phone: (304) 414-2335	Phone: (304) 529-2391

and

Baker & McKenzie LLP
815 Connecticut Ave., NW
Washington, DC 20006
Attn: Chris Groobey
Fax: (202) 452-7072
Phone: (202) 835-4240
Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the addresses set forth above using any other means (including personal delivery, expedited overnight courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.
     10.7 Personnel. DRPI acknowledges that Buyer anticipates offering employment to one or more persons currently employed by DRPI or its Affiliates in DRPI’s office in the Building. DRPI agrees that, as of the Closing Date, it will terminate the employment of any such employees identified by Buyer and will terminate the participation by any such persons in all employee benefit plans of DRPI as of the Closing Date.
     10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of West Virginia without giving effect to any choice or conflict of law provision or rule (whether of the State of West Virginia or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of West Virginia.
     10.9 Consent to Jurisdiction and Service of Process; Appointment of Agent for Service of Process. EACH PARTY TO THIS AGREEMENT HEREBY CONSENTS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF WEST VIRGINIA AND ANY WEST VIRGINIA STATE COURT LOCATED IN HUNTINGTON, WEST VIRGINIA AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR ANY BUSINESS OR OTHER DISPUTES BETWEEN THE

PARTIES (WHETHER SUCH ACTIONS OR PROCEEDINGS ARE BASED IN STATUTE, TORT, CONTRACT OR OTHERWISE), SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY (A) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR SUCH ACTIONS OR PROCEEDINGS, (B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (C) AGREES THAT IT WILL NOT BRING ANY SUCH ACTION OR PROCEEDING IN ANY COURT OTHER THAN SUCH COURTS. EACH PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE AND IRREVOCABLE JURISDICTION AND VENUE OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTIONS OR PROCEEDINGS AND AGREES THAT ANY SUCH JUDGMENT MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. A COPY OF ANY SERVICE OF PROCESS SERVED UPON THE PARTIES SHALL BE MAILED BY REGISTERED MAIL TO THE RESPECTIVE PARTY EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY A PARTY REFUSES TO ACCEPT SERVICE, EACH PARTY AGREES THAT SERVICE UPON THE APPROPRIATE PARTY BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, SHALL CONSTITUTE SUFFICIENT SERVICE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
     10.10 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS. EACH PARTY WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
     10.11 Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they have related in any way to the subject matter of this Agreement. Neither this Agreement nor any amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer, Partnership and DRPI. The Parties may amend this Agreement by mutual agreement in writing signed by each of the Parties.
     10.12 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.
     10.13 Transaction Expenses. Each Party will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby.
     10.14 Waiver. No waiver by either Party of any default by the other Party in the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner release the other Party from, performance of any other provision, condition or requirement herein, nor shall such waiver be deemed to be a waiver of, or in any manner a release of, the other Party from future performance of the same provision, condition or requirement. Any delay or omission of either Party to exercise any right hereunder shall not impair the exercise of any such right, or any like right, accruing to it thereafter. The failure of either Party to perform its obligations hereunder shall not release the other Party from the performance of such obligations.
     10.15 Drafting. The Parties have participated jointly in the negotiation and drafting of this Agreement and the other Transaction Documents. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the other Transaction Documents shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement or the other Transaction Documents.
     10.16 Further Assurances. DRPI, Buyer and the Partnership agree that from time to time after the Closing Date (a) they will execute and deliver (or cause their respective Affiliates to execute and deliver) such further instruments, and take (or cause their respective Affiliates to take) such other action, as may be reasonably necessary to carry out the purposes and intents of this Agreement and the other Transaction Documents and (b) they will (or will cause their respective Affiliates to) pay over to or reimburse any other Party for any revenue received, tax paid or refunded or other expense paid or amount received that is properly payable to such other Party based upon the ownership of the Assets at the time such payment, right or obligation accrued or was received.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

WPP LLC, a Delaware limited liability company By: NRP (Operating) LLC, its sole managing member,
By:	/s/ Nick Carter
Name:	Nick Carter
Title:	President and Chief Operating Officer

NATURAL RESOURCE PARTNERS L.P., a Delaware limited partnership By: NRP (GP) LP, its general partner By: GP Natural Resource Partners LLC, its general partner
By:	/s/ Nick Carter
Name:	Nick Carter
Title:	President and Chief Operating Officer

DINGESS-RUM PROPERTIES, INC., a West Virginia corporation
By:	/s/ J. Hornor Davis IV
Name:	J. Hornor Davis IV
Title:	President

Exhibit A
Definitions
     Definitions. Unless otherwise provided to the contrary in this Agreement, capitalized terms in this Agreement shall have the following meanings:
     “Adverse Consequences” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, liens, losses, expenses, and fees, including court costs and reasonable attorneys’ fees and expenses, but excluding lost profits, punitive, exemplary, special or consequential damages.
     “Affiliate” means, with respect to any specified Person, any other person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
     “Agreement” has the meaning set forth in the preface.
     “Assets” has the meaning set forth in Section 2.1.
     “Assignment and Assumption of Leases” has the meaning set forth in Section 2.6(a)(ii).
     “Assignment and Assumption of Timber Management Agreement” has the meaning set forth in Section 2.6(a)(iv).
     “Bill of Sale” has the meaning set forth in Section 2.6(a)(iii).
     “Building” means that certain office building in McConnell, West Virginia, as more particularly described and identified in Schedule 2.1(a).
     “Buyer” has the meaning set forth in the preface.
     “Buyer Indemnitees” means, collectively, Buyer, the Partnership, each Affiliate of Buyer or the Partnership and their respective members, managers, officers, directors, employees, agents and representatives.
     “CERCLA” has the meaning set forth in Section 3.2(e)(i).
     “Claim Notice” means a written notice of a claim for indemnification pursuant to this Agreement specifying in reasonable detail the specific nature of the claim for which indemnification is sought.
     “Closing” has the meaning set forth in Section 2.4.

     “Closing Date” shall have the meaning set forth in Section 2.4.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Common Units” means units representing limited partner interests of the Partnership designated as Common Units under the Partnership Agreement and having the rights, privileges, preferences, limitations, obligations and such other terms as set forth in the Partnership Agreement.
     “Confidentiality Agreement” means that certain Confidentiality Agreement dated as of October 3, 2006 by and between DRPI and the Partnership.
     “Consideration” has the meaning set forth in Section 2.3.
     “D-R Stores” has the meaning set forth in the recitals to this Agreement.
     “DRPI” has the meaning set forth in the preface.
     “DRPI Indemnitees” means, collectively, DRPI and its Affiliates and their respective members, managers, officers, directors, employees, agents, and representatives.
     “DRPI’s Required Consents” has the meaning set forth in Section 3.1(d).
     “DRPI Stockholder Approval” means approval of this Agreement and the consummation of the transactions contemplated hereby by holders of more than 50% of the shares of the common stock of DRPI voting on the matter.
     “Effective Date” means January 1, 2007.
     “Effective Time” shall have the meaning set forth in Section 2.5.
     “Encumbrance” means any mortgage, pledge, lien, encumbrance, servitude, restriction, reservation, easement, right-of-way, charge, other security interest, including any and all coal or mineral leases or surface leases on any Assets and including rights or obligations under any collective bargaining agreement.
     “Environmental Law” or “Environmental Laws” has the meaning set forth in Section 3.2(e)(i).
     “Equity Interest” means (i) the equity ownership rights in a business entity, whether a corporation, company, joint stock company, limited liability company, general or limited partnership, joint venture, bank, association, trust, trust company, land trust, business trust, sole proprietorship or other business entity or organization, and whether in the form of capital stock, ownership unit, limited liability company or membership interest, limited or general partnership interest or any other form of ownership, and (ii) also includes all Equity Interest Equivalents.
     “Equity Interest Equivalents” means all rights, warrants, options, convertible securities or indebtedness, exchangeable securities or other instruments, or other rights that are outstanding and exercisable for or convertible or exchangeable into, directly or indirectly, any Equity Interest described in clause (i) of the definition thereof at the time of issuance or upon the passage of time or occurrence of some future event.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Excluded Assets” has the meaning set forth in Section 2.2.
     “General Partner” means NRP (GP) LP, a Delaware limited partnership and the general partner of the Partnership.
     “Governmental Authority” means the United States and any foreign, state, county, city, local or other political subdivision, agency, court, quasi-judicial body or instrumentality.
     “Hazardous Substance” means any material defined as a “hazardous substance” hazardous waste” under any Environmental Law.
     “Incentive Distribution Rights” means incentive distribution rights issued by the Partnership to the General Partner and certain limited partners of the General Partner in the form of a non-voting limited partner interest in the Partnership as specifically defined and provided for in the Partnership Agreement.
     “Indemnified Party” has the meaning set forth in Section 8.5(a).
     “Indemnifying Party” has the meaning set forth in Section 8.5(a).
     “Insurance Policies” means those material policies of insurance that DRPI or any of its Affiliates maintained with respect to the Assets prior to Closing.
     “Knowledge” means, in the case of DRPI, the actual knowledge of J. Hornor Davis, IV, Gregory F. Wooten and David A. Boggess, after due inquiry, and, in the case of Buyer or the Partnership, the actual knowledge of Nick Carter, Dwight L. Dunlap, Kevin F. Wall, Kevin J. Craig and Wyatt L. Hogan, after due inquiry.
     “Laws” means any statute, code, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any applicable Governmental Authority.
     “Leases” means all leases of any of the minerals, servitudes, easements, roads, rights of access, ingress, egress and rights of way relating or appurtenant to or useful in connection with the Mineral Properties and Surface Properties, including those leases described or listed in Schedule 2.1(c), but excluding any Excluded Assets.
     “Liability Cap” has the meaning set forth in Section 8.2(b)(i).
     “Material Adverse Effect” means, with respect to DRPI or the Partnership, as applicable, any result, occurrence, event or circumstance (each, an “Effect”) (whether or not foreseeable as of the date of this Agreement or covered by insurance) that, individually or in the aggregate with any such other Effects has had or has a material adverse effect on (x) the condition (financial or otherwise), business, properties or results of operations of, as applicable, DRPI or the Partnership and its subsidiaries, taken as a whole, (y) in the case of DRPI, the condition (financial or otherwise) of the Assets or the ability of DRPI to own and operate the Assets in the Ordinary Course of Business, including the ability to lease the coal reserves included in the Assets to third Persons for the purpose of mining such coal reserves, or (z) the ability of, as applicable, DRPI, the Partnership or Buyer to perform its obligations under or consummate the transactions contemplated by the Transaction Documents to which it is a party; provided, however, that a Material Adverse Effect shall not be deemed to occur pursuant to clause (x) solely as a result of (1) any Effect that is generally applicable to the industry and markets in which, as applicable, DRPI or the Partnership and its subsidiaries operate or (2) any Effect that is generally applicable to the United States economy or securities markets, provided that the Effects in the case of clauses (1) or (2) of this sentence do not disproportionately affect, as applicable, DRPI or the Partnership and its subsidiaries.
     “Merger” has the meaning set forth in the recitals to this Agreement.
     “Mineral Properties” means certain coal reserves and other mineral properties located in Logan, Nicholas and Clay counties, West Virginia, including the rights associated therewith owned by DRPI, which properties are more particularly identified in Schedule 2.1(a), but excluding any Excluded Assets.
     “NYSE” means The New York Stock Exchange.
     “Obligations” means duties, liabilities and obligations, whether vested, absolute or contingent, known or unknown, asserted or unasserted, accrued or unaccrued, liquidated or unliquidated, due or to become due, and whether contractual, statutory or otherwise.
     “Ordinary Course of Business” means the ordinary course of business in all material respects consistent with the affected Party’s past custom and practice (including with respect to quantity and frequency).
     “Organizational Documents” means the articles of incorporation, certificate of incorporation, charter, bylaws, articles or certificate of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement, and all other similar documents, instruments or certificates executed, adopted, or filed in connection with the creation, formation, or organization of a Person, including any amendments thereto.
     “Partnership” has the meaning set forth in the preface.
     “Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership dated as of October 17, 2002, as amended by Amendment No. 1 to First Amended and Restated Agreement of Limited Partnership of the Partnership entered into effective as of December 8, 2003, as further amended by Amendment No. 2 to First Amended and Restated Agreement of Limited Partnership of the Partnership entered into effective as of August 2, 2005, as further amended by Amendment No. 3 to First Amended and

Restated Agreement of Limited Partnership of the Partnership entered into effective as of October 20, 2005.
     “Partnership’s and Buyer’s Required Consents” has the meaning set forth in Section 4.1(d).
     “Partnership SEC Documents” means the Partnership’s reports, schedules, forms, statements and other documents filed under the Exchange Act since December 31, 2005, including its Annual Report on Form 10-K as filed with the SEC on February 27, 2006, its Quarterly Report on Form 10-Q (“Form 10-Q”) for the quarter ended March 31, 2006 as filed with the SEC on May 3, 2006, its Form 10-Q for the quarter ended June 30, 2006 as filed with the SEC on August 3, 2006, its Form 10-Q for the quarter ended September 30, 2006 filed with the SEC on November 2, 2006, its Current Reports on Form 8-K as filed with the SEC on June 22, 2006, August 15, 2006, August 24, 2006, November 27, 2006, December 4, 2006, December 15, 2006, and December 18, 2006.
     “Party” or “Parties” has the meanings set forth in the preface.
     “Permitted Encumbrances” means any of the following: (i) any liens for Taxes and assessments not yet due and payable or, if due and payable, that are being contested in good faith by appropriate proceedings; (ii) any obligations or duties vested in any municipality or other Governmental Authority to regulate any Asset under zoning, building and land use Laws; (iii) liens of mechanics, materialmen, carriers, workmen, warehousemen, repairmen arising or incurred in the Ordinary Course of Business and securing obligations that are not delinquent or, if delinquent, that are being contested in good faith by appropriate proceedings and have been properly bonded over; (iv) Encumbrances and other conveyances (including deeds, easements, leases and licenses) of record in the chain of title of DRPI or its Affiliates and their predecessors-in-title; (v) easements, rights-of-way, restrictions and other similar encumbrances existing and of record; (vi) the Leases; (vii) encroachments, overlaps, and any other matters which would be disclosed by an accurate survey and inspection of the Assets; and (viii) any portion of the Assets which is within the bounds of any public roads, railroads, streets and/or highways which would be disclosed by an inspection of the Assets. Notwithstanding the above, paragraph (iv) above does not include mortgages, deeds of trust, pledges, liens or security interests.
     “Person” means an individual or entity, including any corporation, association, joint stock company, trust, joint venture, limited liability company or unincorporated organization.
     “Personal Property” means all personal property of DRPI located in Logan, Nicholas and Clay counties, West Virginia, including without limitation all permits, licenses and other governmental authorizations issued to or held by DRPI relating to the other Assets, including further without limitation those described in Schedule 3.1(d).
     “Post-Closing Tax Period” means any Tax period ending after the Closing Date.
     “Pre-Closing Tax Period” means any Tax periods ending on or before the Closing Date.

     “Records” means all records in the possession of DRPI pertaining to the Mineral Properties and Surface Properties, including all the title information, real estate tax records and maps, files, reserve information, historical production information, environmental information and other similar materials pertaining to such Assets, and true and correct copies or originals of the Leases.
     “Required Consents” means DRPI’s Required Consents and the Partnership’s and Buyer’s Required Consents.
     “SEC” means the U.S. Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “Subordinated Units” means units representing limited partner interest of the Partnership designated as subordinated units under the Partnership Agreement and having the rights, obligations and such other terms as set forth in the Partnership Agreement.
     “Surface Properties” means the surface of the real property, together with any improvements located thereon owned by DRPI, more particularly described and identified in Schedule 2.1(a).
     “Tax” or “Taxes” means any state or local ad valorem, real property or personal property tax, including any interest, penalty or addition thereto, whether disputed or not.
     “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
     “Third Person Claim” has the meaning set forth in Section 8.5.
     “Threshold Amount” has the meaning set forth in Section 8.2(b).
     “Timber Management Agreement” means that certain Timber Management and Harvesting Agreement dated as of August 1, 1999 by and between DRPI and The Jim C. Hamer Company and the subsequent letter dated September 2, 2004 amending the same.
     “Transaction Documents” means the Agreement and the other documents and instruments to be delivered at the Closing pursuant to this Agreement.
     “Transaction Units” means an aggregate of 2,400,000 Common Units.
     “Voting Debt” means bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which holders of Equity Interests may vote.

EXHIBIT B-1
TO
CONTRIBUTION AGREEMENT
(Non-D-R Stores Properties)
     THIS SPECIAL WARRANTY DEED, made and entered into as of this 1st day of January, 2007, by and between DINGESS-RUM PROPERTIES, INC., a West Virginia corporation, formerly named Dingess-Rum Coal Company, party of the first part (hereinafter called “Grantor”) and WPP LLC, a Delaware limited liability company, party of the second part (hereinafter called “Grantee”).
     WITNESSETH that, for and in consideration of the sum of One Dollar ($1.00), cash in hand paid by Grantee to Grantor, and other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, and the further consideration of the assumption by Grantee of the payment of the taxes for 2007 assessed against the real estate hereinafter described and hereby conveyed, Grantor does hereby grant, bargain, sell and convey unto Grantee:
All of Grantor’s right, title and interest of every nature, kind and character whatsoever, in and to all of its real property and real property interests situate, lying and being in [Logan] [Clay] [Nicholas] Count[y][ies], West Virginia, including without limitation, those parcels or tracts of land listed or described on Schedule A attached hereto and made a part hereof, subject however to the following:
     (a) With respect to those tracts or parcels wherein Grantor owns only the surface thereof, only the surface thereof is conveyed by this Deed; and,
     (b) With respect to those tracts or parcels wherein Grantor owns only the minerals, only the minerals therein or thereunder are conveyed by this Deed;

B-1-1

and including the same property which was conveyed to Grantor, successor by change of name to Dingess-Rum Coal Company, by those deeds of record in the office of the Clerk of the County Commission(s) of [Logan][Clay][Nicholas] Count[y][ies], West Virginia, the recording information with respect to which is set forth on Schedule A attached to and made a part of this Deed.
     PROVIDED HOWEVER, Grantor excepts and reserves from this conveyance, for itself and its successors and assigns, any and all oil and gas, including without limitation, coal-bed methane and all other gaseous and liquid hydrocarbons, in, on, or under the parcels or tracts of land conveyed by this Deed, together with the rights to explore for, capture, recover, extract, produce, take from, drill, transport (by pipeline or otherwise), compress, clean and otherwise treat all such oil, gas, coal-bed methane and other gaseous and liquid hydrocarbons, all so long as the exercise of such rights by Grantor, its successors and assigns (a) does not unreasonably interfere with the use by Grantee, its successors and assigns, of the tracts or parcels of property conveyed by this Deed and (b) is done in a manner which will, to the best of the ability of Grantor, its successors and assigns, preserve the value and mineability of any coal conveyed by this Deed and the ability of Grantee, its successors and assigns, to safely mine through any plugged oil, gas and coal bed methane wells, it being understood that the coal estate in any of the tracts or parcels of property conveyed hereby is the DOMINANT ESTATE and the owner of the DOMINANT ESTATE shall have no duty to capture or preserve any coal-bed methane which is vented or escapes during coal mining operations, all subject however to any outstanding rights granted to others by Grantor or its predecessors in interests, prior to January 1, 2007, with

B-1-2

respect to the oil, gas, coal-bed methane and other gaseous and liquid hydrocarbons, which are described or listed on Schedule B attached hereto and made a part hereof.
     TO HAVE AND TO HOLD said real properties together with all of the rights, easements, privileges, appurtenances, appendages and hereditaments thereunto belonging or in anywise appertaining unto Grantee, its successors and assigns, forever.
     This conveyance is made subject to any and all easements, rights-of-way, covenants and restrictions as may appear of record in the aforesaid Clerk’s office. In addition to anything set forth above, subject to such easements, rights-of-way, covenants and restrictions of record in the aforesaid Clerk’s office, and the real estate taxes assessed against the property hereby conveyed for the year 2007, which taxes have been assumed by Grantee, Grantor covenants to and with Grantee that Grantor will WARRANT SPECIALLY the title to the property hereby conveyed.
     Grantor, under penalty as provided by law, declares that the total consideration paid for the real property conveyed by this deed is $                                        .
     IN WITNESS WHEREOF, the Grantor has caused its corporate name to be hereunto signed and its corporate seal to be hereunto affixed by its duly authorized officer as of the day and year first above written.

DINGESS-RUM PROPERTIES, INC., a West Virginia corporation
By:
President

B-1-3

STATE OF WEST VIRGINIA,
COUNTY OF                                         , TO WIT:
     The foregoing instrument dated as of the 1st day of January, 2007, was acknowledged before me this ___day of January, 2007, by J. Hornor Davis, IV, President of Dingess-Rum Properties, Inc., a West Virginia corporation, on behalf of said corporation.

My commission expires:
Notary Public

[Notarial
Seal]
This instrument prepared by:
Roy F. Layman, Esquire
Campbell Woods, P.L.L.C.
517 Ninth Street, Suite 1000
P. O. Box 1835
Huntington, West Virginia 25719

B-1-4

SCHEDULE A
to
DEED
[Schedule A to each Deed shall at closing include the applicable information for each County as is listed in Schedule 2.1(a) of the Contribution Agreement to which this Deed form is attached as an exhibit.]

B-1-5

SCHEDULE B
to
DEED
Item 1: ALLEGHENY ENERGY
1. Agreement, March 1, 1919
2. Agreement, December 8, 1919
3. Agreement, December 8, 1919
4. Agreement, December 8, 1919
5. Agreement, October 20, 1920
6. Agreement, December 1, 1920
7. Agreement, March 14, 1922
8. Supplemental Agreement, January 4, 1923
9. Supplemental Agreement, May 23, 1923
10. Agreement of Modification & Surrender, May 1, 1951
11. Agreement, December 11, 1952
12. Conveyance & Bill of Sale, July 21, 1992
13. Conveyance & Bill of Sale, July 21, 1992
14. Partial Assignment & Bill of Sale, May 7, 2001(effective April 1, 2001)
15. Petition for Consent & Approval, October 27, 1998
Item 2: CABOT CORPORATION
1. Lease, August 8, 1925
2. Agreement, May 14, 1926
3. Agreement, May 14, 1926

B-1-6

4. Deed of Release, January 12, 1933
5. Pipeline R-O-W Agreement, September 19, 1974
6. Oil & Gas Lease, March 1, 1975
7. Lease Amendment, January 1, 1976
8. Oil & Gas Lease Agreement, January 1, 1976
9. Royalty Division Order, March 29, 1979
Item 3: CHESAPEAKE APPALACHIA, LLC
1. R-O-W Agreement, October 30, 1946
2. Supplemental Easement Agreement, September 11, 1968
3. R-O-W Agreement, September 16, 1969
4. Oil & Gas Lease, June 1, 1971
5. Agreement, November 24, 1971
6. R-O-W Agreement, March 25, 1980
7. Agreement, July 26, 19903.
Item 4: JACKSON RESOURCES COMPANY
1. Agreement, December 1, 1952
2. Agreement, December 2, 1952
3. R-O-W Deed, July 19, 1954
4. R-O-W Deed, April 17, 1957
5. R-O-W Deed, August 15, 1957
6. R-O-W Deed, March 12, 1958

B-1-7

7. Partial Surrender, February 19, 1960
8. Supplemental Agreement, June 27, 1962
9. Lease, June 29, 1962
10. Supplemental R-O-W Deed, October 24, 1971
11. Oil & Gas Lease, April 30, 1980
12. Jackson Letter, September 23, 1991
13. Purchase Sale Agreement, October 29, 1992
14. Bill of Sale & Assignment, November 2, 1992
15. Agreement, July 1, 1995
16. Jackson Letter, November 5, 1997
17. Jackson Letter, July 1, 1999
Item 5: NEW RIVER ENERGY COMPANY
1. Partial Assignment & Bill of Sale, (Aracoma Gas Wells), March 7, 2001, effective April 1, 2001

B-1-8

EXHIBIT B-2
TO
CONTRIBUTION AGREEMENT
(D-R Stores Properties)
     THIS SPECIAL WARRANTY DEED, made and entered into as of this 1st day of January, 2007, by and between DINGESS-RUM PROPERTIES, INC., a West Virginia corporation, formerly named Dingess-Rum Coal Company, party of the first part (hereinafter called “Grantor”) and WPP LLC, a Delaware limited liability company, party of the second part (hereinafter called “Grantee”).
     WITNESSETH that, for and in consideration of the sum of One Dollar ($1.00), cash in hand paid by Grantee to Grantor, and other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, and the further consideration of the assumption by Grantee of the payment of the taxes for 2007 assessed against the real estate hereinafter described and hereby conveyed, Grantor does hereby grant, bargain, sell and convey unto Grantee:
All of Grantor’s right, title and interest of every nature, kind and character whatsoever, in and to all of its real property and real property interests situate, lying and being in Logan County, West Virginia, including without limitation, those parcels or tracts of land listed or described on Schedule A attached hereto and made a part hereof, subject however to the following:
     (a) With respect to those tracts or parcels wherein Grantor owns only the surface thereof, only the surface thereof is conveyed by this Deed; and,
     (b) With respect to those tracts or parcels wherein Grantor owns only the minerals, only the minerals therein or thereunder are conveyed by this Deed;

B-2-1

and including the same property which was conveyed to D-R Stores, Inc., a West Virginia corporation (to which corporation Grantor has succeeded by merger effective, December 18, 2006, Articles of Merger with respect to which are on file with the Office of the Secretary of State of the State of West Virginia and record in the office of the Clerk of the County Commission of Logan Count[y, West Virginia, by those deeds of record in said Clerk’s Office, the recording information with respect to which is set forth on Schedule A attached to and made a part of this Deed, and a Confirmation Deed with respect to which is of record in Deed Book ___ at Page ___ in said Clerk’s Office.
     PROVIDED HOWEVER, Grantor excepts and reserves from this conveyance, for itself and its successors and assigns, any and all oil and gas, including without limitation, coal-bed methane and all other gaseous and liquid hydrocarbons, in, on, or under the parcels or tracts of land conveyed by this Deed, together with the rights to explore for, capture, recover, extract, produce, take from, drill, transport (by pipeline or otherwise), compress, clean and otherwise treat all such oil, gas, coal-bed methane and other gaseous and liquid hydrocarbons, all so long as the exercise of such rights by Grantor, its successors and assigns (a) does not unreasonably interfere with the use by Grantee, its successors and assigns, of the tracts or parcels of property conveyed by this Deed and (b) is done in a manner which will, to the best of the ability of Grantor, its successors and assigns, preserve the value and mineability of any coal conveyed by this Deed and the ability of Grantee, its successors and assigns, to safely mine through any plugged oil, gas and coal bed methane wells, it being understood that the coal estate in any of the tracts or parcels of property conveyed hereby is the DOMINANT ESTATE and the owner of the DOMINANT ESTATE shall have no duty to capture or preserve any coal-bed methane which is

B-2-2

vented or escapes during coal mining operations, all subject however to any outstanding rights granted to others by Grantor or its predecessors in interests, prior to January 1, 2007, with respect to the oil, gas, coal-bed methane and other gaseous and liquid hydrocarbons, which are described or listed on Schedule B attached hereto and made a part hereof.
     TO HAVE AND TO HOLD said real properties together with all of the rights, easements, privileges, appurtenances, appendages and hereditaments thereunto belonging or in anywise appertaining unto Grantee, its successors and assigns, forever.
     This conveyance is made subject to any and all easements, rights-of-way, covenants and restrictions as may appear of record in the aforesaid Clerk’s office. In addition to anything set forth above, subject to such easements, rights-of-way, covenants and restrictions of record in the aforesaid Clerk’s office, and the real estate taxes assessed against the property hereby conveyed for the year 2007, which taxes have been assumed by Grantee, Grantor covenants to and with Grantee that Grantor will WARRANT SPECIALLY the title to the property hereby conveyed.
     Grantor, under penalty as provided by law, declares that the total consideration paid for the real property conveyed by this deed is $                                        .
     IN WITNESS WHEREOF, Grantor has caused its corporate name to be hereunto signed and its corporate seal to be hereunto affixed by its duly authorized officer as of the day and year first above written.

DINGESS-RUM PROPERTIES, INC., a West Virginia corporation
By:
President

B-2-3

STATE OF WEST VIRGINIA,
COUNTY OF                                         , TO WIT:
     The foregoing instrument dated as of the 1st day of January, 2007, was acknowledged before me this ___day of January, 2007, by J. Hornor Davis, IV, President of Dingess-Rum Properties, Inc., a West Virginia corporation, on behalf of said corporation.

My commission expires:
Notary Public

[Notarial
Seal]
This instrument prepared by:
Roy F. Layman, Esquire
Campbell Woods, P.L.L.C.
517 Ninth Street, Suite 1000
P. O. Box 1835
Huntington, West Virginia 25719

B-2-4

SCHEDULE A
to
DEED
[Schedule A to this Deed shall at closing include the information applicable to DR Stores for
Logan County as is listed in Schedule 2.1(a) of the Contribution Agreement to which this Deed form is attached as an exhibit.]

B-2-5

SCHEDULE B
to
Deed
NONE

B-2-6

EXHIBIT C
TO
CONTRIBUTION AGREEMENT
ASSIGNMENT AND ASSUMPTION AGREEMENT
(Leases)
     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (“Agreement”) made and entered into as of this 1st day of January, 2007, by and between DINGESS-RUM PROPERTIES, INC. a West Virginia corporation (“Assignor”) and WPP LLC, a Delaware limited liability company (“Assignee”).
WITNESSETH:
     WHEREAS, Assignor and Assignee, together with Natural Resource Partners L.P., a Delaware limited partnership and sole member of Assignee, are parties to a Contribution Agreement dated as of December 19, 2006 (the “Contribution Agreement”) pursuant to which Assignor agreed to contribute certain Assets, including without limitation the Leases (as such terms are defined in the Contribution Agreement) in exchange for Transaction Units (as such term is defined in the Contribution Agreement); and,
     WHEREAS, to further evidence the contribution of the Leases to Assignee pursuant to the terms of the Contribution Agreement and assumption by Assignee of the obligations of Assignor under the Leases as herein set forth, Assignor and Assignee desire to execute this Agreement and deliver it to each other.
     NOW THEREFORE, for and in consideration of the consummation of the transaction contemplated by the Contribution Agreement and as part of the consummation thereof, Assignor hereby assigns, transfers, sets over and delivers unto Assignee all Assignor’s right, title and interest under the Leases identified on Schedule A attached hereto and made a part hereof.

Except as set forth on said Schedule A, the Leases are in full force and effect, Assignor has performed all material obligations required to be performed by it under such Leases, and Assignor is not in default under any obligations of such Leases. Assignor has no Knowledge (as such term is defined in the Contribution Agreement) of any default by any counterparty to a Lease.
     For and in consideration of the consummation of the transaction contemplated by the Contribution Agreement and as part of the consummation thereof, Assignee hereby covenants and agrees that it will assume and fully perform all terms, conditions, obligations and provisions of the Leases imposed on Assignor by the terms thereof arising from and after the Closing Date (as such term is defined in the Contribution Agreement).
     The parties hereto acknowledge that this Agreement is being executed and delivered pursuant to the Contribution Agreement and in the event of any conflict between the terms of this Agreement and the terms of the Contribution Agreement, the Contribution Agreement shall prevail.
     IN WITNESS WHEREOF, witness the execution of this Agreement (which execution may be in counterparts hereof and all of which taken together shall constitute one and the same instrument) by the respective duly authorized representatives of the parties hereto as of the date and year first above written.

DINGESS-RUM PROPERTIES, INC.	WPP LLC
By: NRP(Operating) LLC, its sole managing member

By:

Printed Name:	By:

Title:	Printed Name:

Title:

STATE OF WEST VIRGINIA,
COUNTY OF                     , TO WIT:
     The foregoing instrument dated as of the 1st day of January, 2007, was acknowledged before me this ___ day of January, 2007, by J. Hornor Davis, IV, President of Dingess-Rum Properties, Inc. a West Virginia corporation, on behalf of said corporation.

My Commission Expires:

Notary Public

[Notarial Seal]
STATE OF WEST VIRGINIA,
COUNTY OF                     , TO WIT:
     The foregoing instrument dated as of the 1st of January, 2007, was acknowledged before me this ___ day of January, 2007, by                     , the                      of NRP (Operating) LLC, a Delaware limited liability company and the sole managing member of WPP LLC, a Delaware limited liability company, on behalf of said limited liability company.

My Commission Expires:

Notary Public

[Notarial Seal]
This instrument prepared by:
Roy F. Layman, Esquire
Campbell Woods, P.L.L.C.
517 Ninth Street, Suite 1000
P.O. Box 1835
Huntington, West Virginia 25719

SCHEDULE A
TO
ASSIGNMENT AND ASSUMPTION AGREEMENT
Leases
Coal Leases
ITEM 1: ARACOMA COAL COMPANY, INC.,
Lease Dated February 15, 1990
Seams and Acreage:
•	22,300 leased acres that are now leased by Aracoma Coal Company, Inc., which included the following seams(s): (1) Alma Seam, (2) Chilton Seam and seams above, and (3) 2 Gas Seam.
Amendments
(1)	Amendment #1 dated February 26, 1990

(2)	Letter Agreement dated March 18, 1996

(3)	Amendment #2 dated May 4, 1998, effective May 7, 1998

(4)	Letter Agreement dated November 5, 1999

(5)	Amendment #3 dated August 31, 2000
ITEM 2: RUM CREEK COAL SALES, INC.
Lease Dated May 6, 1988
Seams and Acreage:
■	There are 2,349 leased acres that are now leased by Rum Creek Coal Sales which include the following seam(s): (1) Chilton Seam
Amendments
(1)	Coal Lease dated September 1, 2000
ITEM 3: HIGHLAND MINING COMPANY
Assignment Dated October 21, 1999
Amendments
(1)	Letter Agreement dated February 17, 2000

(2)	Letter Agreement dated March 8, 2000
Seams and Acreage:
■	Bandmill Coal Corporation assigned 10,209 acres in the Lower Coalburg Seam and all seams above to Highland Mining Company. This assignment shall be referred to as Additional Reserves.

ITEM 4: BOONE EAST DEVELOPMENT COMPANY
(LOGAN COUNTY)
Lease Dated January 1, 2006
Seams and Acreage:
■	This lease is for the Lower Coalburg Seam and all seams above in a tract of land located in Logan County.
ITEM 5: BOONE EAST DEVELOPMENT COMPANY
(Clay and Nicholas Counties)
Lease Dated July 1, 2005
Seams and Acreage:
■	This is a lease in gross and not by acre, for all the coal in the lands leased in located in Clay and Nicholas counties.
ITEM 6: BANDMILL COAL CORPORATION
Lease Dated May 4, 1998, effective May 7, 1998
Seams and Acreage:
■	There are 11,559 leased acres that now leased by Bandmill Coal Corporation which included the following seam(s): (1) Cedar Grove Seam and (2) Coalburg Seam.
Amendments
(1)	Partial Assignment and Assumption Agreement dated October 21, 1999

(2)	Amendment #1 dated November 30, 1999

(3)	Amendment #2 dated January 1, 2000

(4)	Amendment #3 dated September 21, 2001

(5)	Amendment #4 dated November 1, 2002
ITEM 7: Robin Land Company, LLC
(formerly ARK LAND COMPANY)
Lease Dated June 1, 1962
Seams and Acreage:
■	There are 6,163.563 leased acres that are now leased by Magnum Coal Company which include the following seam(s): All seams on the Rum Creek and Buffalo Creek.
Amendments
(1)	Supplemental Deed of Lease and Agreement dated January 1, 1968

(2)	Supplemental Deed of Lease and Agreement dated June 1, 1973

(3)	Supplemental Deed of Lease and Agreement dated July 1, 1974

(4)	Amendment of Lease dated January 1, 1984

(5)	Supplemental Agreement dated June 26, 1997

(6)	Settlement Agreement dated December 22, 2005

(7)	Lease Amendment Agreement dated December 22, 2005

(8)	Consent to Assignment of Lease and Estoppel Certificate dated December 22, 2005
ITEM 8: ARACOMA COAL COMPANY, INC.,
(former D-R Stores property)
Lease Dated May 7, 1998
Seams and Acreage:
■	457.07 leased acres that are now leased by Aracoma Coal Company, Inc., which included the following seams(s): (1) Upper Cedar Grove Seam, (2) Winifrede Seam, and (3) Chilton Seam
ITEM 9: BANDMILL COAL CORPORATION
(former D-R Stores property)
Lease Dated July 1, 1976
Seams and Acreage:
■	457.07 leased acres that are now leased by Bandmill Coal Corporation which included the following seams(s): (1) Five Block and overlying seams of coal
Amendments
(1)	Consent to Assignment dated June 14, 1979

(2)	Amendment of Lease dated May 31, 1984

(3)	Assignment dated May 31, 1984

(4)	Guaranty Agreement dated May 31, 1984

(5)	Consent to Assignment dated May 7, 1998

(6)	Amendment of Lease and Partial Surrender dated May 4, 1998 (Effective May 7, 1998)

(7)	Assignment and Assumption Agreement dated May 7, 1998
Amendments
(1)	Amendment of Lease dated May 8, 2000
Timber Lease
Item 1: Jim C. Hamer Co.(Dingess-Rum)
Lease dated August 1, 1999
Item 2: Jim C. Hamer Co.(former D-R Stores property)
D-R Stores (97 Acres)

Timber Management and Harvesting Agreement, June 1, 2000
Item 3: Jim C. Hamer Co.(former D-R Stores property)
D-R Stores (457.07 Acres)
Timber Management and Harvesting Agreement, June 1, 2000
Stone Quarry Lease
Item 1: Ferrell Excavating Company, Inc.
Lease September 1, 1977
Small Business Leases
Item 1: A-1 Service Shop, Inc.
Lease dated January 1, 2004
Item 2: Refab Company, Inc.
Lease dated January 1, 2004
Item 3: James A. Cooke, dba Cooke’s Hydraulic and Machine
Lease dated January 1, 2004
Item 4: Commercial Coal Testing, LLC
Lease dated January 13, 2006
Item 5: Bucane, Inc. (Badger Lumber)
Lease dated May 1, 1998
Item 6: Hi-Tech Construction Company, Inc.
Lease dated March 10, 2004
Item 7: Brady Keyser, dba Four Way Market
Lease dated November 1, 2000
Item 8: Devil Anse Campground, Inc.
Lease dated November 1, 2000
Item 9: Richard White (Ethel Post Office)
Lease dated January 1, 2003
Item 10: Sprint PCS
Lease dated December 24, 2001

EXHIBIT D
TO
CONTRIBUTION AGREEMENT
BILL OF SALE
KNOW ALL MEN BY THESE PRESENTS: that for and in consideration of the consummation of the transaction contemplated by that certain Contribution Agreement dated as of December 19, 2006, by and between DINGESS-RUM PROPERTIES, INC., a West Virginia corporation, (“Seller”) and NATURAL RESOURCE PARTNERS L.P., a Delaware limited partnership, and WPP LLC, a Delaware limited liability company (“Buyer”) (the “Contribution Agreement”), the receipt and adequacy of which is hereby acknowledged, Seller does hereby grant, sell, transfer, convey and deliver unto Buyer all of the Records and the Personal Property (as such term is defined in the Contribution Agreement), including without limitation, the following:
     (a) all records in the possession of Seller, whether in its Logan County, West Virginia office or otherwise, pertaining to the Assets (as such term is defined in the Contribution Agreement), including without limitation, all title information, real estate tax information and maps, other maps and drawings, files, coal reserve information, historical coal production and sales information, environmental information, and similar materials pertaining to the Assets (as such term is defined in the Contribution Agreement), and true and correct copies or originals of the Leases (as such term is defined in the Contribution Agreement);and
     (b) all personal property of Seller located in Logan, Clay, and Nicholas Counties, West Virginia, including without limitation, all office equipment and supplies, machinery, equipment, tools, furniture and fixtures, and the following described used licensed motor vehicles:

		Vehicle	Title	Odometer
Make	Model Yr.	Identification No.	Number	Reading

D-1

     THE PERSONALTY CONVEYED BY THIS BILL OF SALE IS SOLD TO BUYER AND BUYER ACCEPTS IT WHERE IT IS, AS IT IS AND WITH ALL FAULTS, WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED, OR WRITTEN OR ORAL, INCLUDING WITHOUT LIMITATION, REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. SELLER MAKES NO REPRESENTATION OR WARRANTY AS TO THE ACCURACY OF THE ODOMETER READINGS OF THE MOTOR VEHICLES SOLD HEREBY. THERE ARE NO REPRESENTATIONS OR WARRANTIES WHICH EXTEND BEYOND THE DESCRIPTION ON THE FACE HEREOF. In the event of any conflict or inconsistency between this Bill of Sale and any form of transfer or assignment signed by Seller, such as but not limited to an assignment of certificate of title, this Bill of Sale shall control.
     WITNESS the following signatures of Seller and Buyer this ___ day of                     , 2007.

DINGESS-RUM PROPERTIES, INC.	WPP LLC
By: NRP(Operating) LLC, its sole Managing member

By:

Printed Name:	By:

Title:	Printed Name:

Title:

D-2

EXHIBIT E
TO
CONTRIBUTION AGREEMENT
ASSIGNMENT AND ASSUMPTION AGREEMENT
(Timber Management Agreement)
     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (“Agreement”) made and entered into as of this 1st day of January, 2007, by and between DINGESS-RUM PROPERTIES, INC. a West Virginia corporation (“Assignor”) and WPP LLC, a Delaware limited liability company (“Assignee”).
WITNESSETH:
     WHEREAS, Assignor and Assignee, together with Natural Resource Partners L.P., a Delaware limited partnership and sole member of Assignee, are parties to a Contribution Agreement dated as of December 19, 2006 (the “Contribution Agreement”) pursuant to which Assignor agreed to contribute certain Assets (as such term is defined in the Contribution Agreement), including without limitation that certain Timber Management and Harvesting Agreement by and between Assignor and The Jim C. Hamer Company made and entered into as of the 1st day of August 1999 ( the “Timber Management Agreement”); and,
     WHEREAS, to further evidence the contribution of the Timber Management Agreement to Assignee pursuant to the terms of the Contribution Agreement and the assumption by Assignee of the obligations of Assignor under the Timber Management Agreement as herein set forth, Assignor and Assignee desire to execute this Agreement and deliver it to each other.
     NOW THEREFORE, for and in consideration of the consummation of the transaction contemplated by the Contribution Agreement and as part of the consummation thereof, Assignor hereby assigns, transfers, sets over and delivers unto Assignee all Assignor’s right, title and

4.1(d)-1

interest under the Timber Management Agreement. Except as set forth herein, the Timber Management Agreement is in full force and effect, Assignor has performed all material obligations required to be performed by it under the Timber Management Agreement, and Assignor is not in default under any obligations of the Timber Management Agreement. Assignor has no Knowledge (as such term is defined in the Contribution Agreement) of any default of the Timber Management Agreement by the counterparty thereto.
     For and in consideration of the consummation of the transaction contemplated by the Contribution Agreement and as part of the consummation thereof, Assignee hereby covenants and agrees that it will assume and fully perform all terms, conditions, obligations and provisions of the Timber Management Agreement imposed on Assignor by the terms thereof arising from and after the Closing Date (as such term is defined in the Contribution Agreement).
     The parties hereto acknowledge that this Agreement is being executed and delivered pursuant to the Contribution Agreement and in the event of any conflict between the terms of this Agreement and the terms of the Contribution Agreement, the Contribution Agreement shall prevail.
     IN WITNESS WHEREOF, witness the execution of this Agreement (which execution may be in counterparts hereof and all of which taken together shall constitute one and the same instrument) by the respective duly authorized representatives of the parties hereto as of the date and year first above written.

DINGESS-RUM PROPERTIES, INC.	WPP LLC
By: NRP(Operating) LLC, its sole managing member

By:

Printed Name:	By:

Title:	Printed Name:

Title:

4.1(d)-2

STATE OF WEST VIRGINIA,
COUNTY OF                     , TO WIT:
     The foregoing instrument dated as of the 1st day of January, 2007, was acknowledged before me this ___ day of January, 2007, by J. Hornor Davis, IV, President of Dingess-Rum Properties, Inc. a West Virginia corporation , on behalf of said corporation.

My Commission Expires:

Notary Public

[Notarial Seal]
STATE OF WEST VIRGINIA,
COUNTY OF                     , TO WIT:
     The foregoing instrument dated as of the 1st of January, 2007, was acknowledged before me this ___ day of January, 2007, by                     , the                      of NRP (Operating) LLC, a Delaware limited liability company and the sole managing member of WPP LLC, a Delaware limited liability company, on behalf of said limited liability company.

My Commission Expires:

Notary Public

[Notarial Seal]
This instrument prepared by:
Roy F. Layman, Esquire
Campbell Woods, P.L.L.C.
517 Ninth Street, Suite 1000
P.O. Box 1835
Huntington, West Virginia 25719

4.1(d)-3